UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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X	Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Section 240.14a-12

BOK FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 21, 2024

To Our Shareholders:

The Annual Meeting of Shareholders of BOK Financial Corporation will be held this year on Tuesday, April 30, 2024, at 2:30 p.m. Central Time as a virtual meeting of shareholders. You will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/BOKF2024 and entering your secure control number, which can be found on the enclosed proxy card. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is our Annual Report to Shareholders, covering the fiscal year ended December 31, 2023.

We hope that you will be able to attend this meeting via live webcast, but all shareholders, whether or not they expect to attend the meeting, are requested to complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible.

Sincerely,

George B. Kaiser, Chairman of the
Board of Directors

Stacy C. Kymes, President and
Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 30, 2024

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of BOK Financial Corporation (the “Company”), an Oklahoma corporation, will be held via live webcast at www.virtualshareholdermeeting.com/BOKF2024 on April 30, 2024, at 2:30 p.m. Central Time, for the following purposes:

1.To fix the number of directors to be elected at seventeen (17) and to elect seventeen (17) persons as directors for a term of one year or until their successors have been elected and qualified;

2.To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024;

3.To consider an advisory vote to approve the compensation of the named executive officers; and

4.To transact such other business as may properly be brought before the annual meeting or any adjournment or adjournments thereof.

The annual meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the Company’s Bylaws.

The Board recommends that shareholders vote FOR (i) the director nominees named in the accompanying Proxy Statement, (ii) the ratification of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024, and (iii) the approval of the named executive officers’ compensation.

Only shareholders of record at the close of business on March 4, 2024 shall be entitled to receive notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote will be available for inspection at our offices, Bank of Oklahoma Tower, One Williams Center, Tulsa, OK 74172, and electronically during the annual meeting at www.virtualshareholdermeeting.com/BOKF2024.

BY ORDER OF THE BOARD OF DIRECTORS
Tamara Sloan, Secretary

March 21, 2024
Tulsa, Oklahoma

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PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To be held April 30, 2024

General

The enclosed proxy is solicited on behalf of BOK Financial Corporation (the "Company" or "BOK Financial") and its Board of Directors for use at our annual meeting of shareholders. The annual meeting will be held on Tuesday, April 30, 2024, at 2:30 p.m. Central Time via live webcast at www.virtualshareholdermeeting.com/BOKF2024.

These proxy materials will be mailed on or about March 21, 2024 to holders of record of common stock as of the close of business on March 4, 2024.
Voting by Proxy

If you are the “record holder” of your shares (shares owned in your own name and not through a bank or brokerage firm), you may vote by phone, by mail, over the Internet, or in person (via live webcast) at the annual meeting. We encourage you to vote by phone, mail, or on the Internet in advance of the meeting even if you plan to attend the live webcast of the meeting.

If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card. If you fail to mark your proxy with instructions, your proxy will be voted in accordance with the recommendations of the Board of Directors: (1) FOR the election of the seventeen (17) nominees for director listed in this Proxy Statement, (2) FOR the ratification of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024, and (3) FOR the approval of the named executives’ compensation. If you are voting shares held in the BOK Financial Thrift Plan and you fail to mark your proxy with instructions, your shares will be voted by the Trustee of the Thrift Plan in the same ratio as those shares credited to the account of the Thrift Plan members who do give instructions to the Trustee. George B. Kaiser currently owns approximately 58.77% of the outstanding common stock and plans to vote all of his shares FOR the three proposals.

If you hold your shares in “street name” (shares held in the name of a bank or broker on a person’s behalf), you must vote by following the instructions on the form that you receive from your broker or nominee. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Item 2), but is not permitted to use discretion and vote your shares on non-routine matters (such as Items 1 and 3). We urge you to give voting instructions to your broker on all voting items.

As to any other matter that may properly be brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend. If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holder named in your proxy card deems advisable. The Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

Any shareholder executing a proxy retains the right to revoke it any time prior to exercise at the annual meeting. A proxy may be revoked by (i) delivery of written notice of revocation to Tamara Sloan, Secretary, at 124 East Fourth Street, Tulsa, Oklahoma 74103, (ii) execution and delivery of a later proxy to the address indicated on the proxy card, or (iii) voting the shares electronically at the annual meeting. If not revoked, all shares represented by properly executed proxies will be voted as specified therein.

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Voting and Quorum Requirements at the Meeting

Only holders of shares of common stock of the Company at the close of business on March 4, 2024 (the “record date”) are entitled to notice of and to vote at the annual meeting. On the record date, there were 64,626,703 shares of common stock outstanding and entitled to vote.

You will have one vote on each matter before the meeting for each share of common stock of the Company held by you on the record date.

In order to have a meeting it is necessary that a quorum be present. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

The affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote is required for approval of all matters other than election of directors. Directors are elected by the affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote for the election of directors, but if the number of nominees exceeds the number of directors to be elected (i.e. a contested election), the shareholders shall instead elect the directors by plurality vote of the shares present in person or by proxy.

George B. Kaiser currently owns approximately 58.77% of the outstanding common stock and plans to vote all of his shares.
Solicitation of Proxies

BOK Financial is soliciting proxies under this Proxy Statement for the annual meeting and is paying for all costs incurred in soliciting proxies under this Proxy Statement. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. These personnel will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.
Annual Report

Our Annual Report to Shareholders, covering the fiscal year ended December 31, 2023, including audited financial statements, is enclosed. No parts of the Annual Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

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Principal Executive Offices of the Company
The Company's principal executive offices are located at Bank of Oklahoma Tower, Tulsa, Oklahoma 74172.

Principal Shareholders of the Company

To the extent known to the Board of Directors of the Company, as of March 4, 2024, the only shareholders of the Company having beneficial ownership of more than 5% of the shares of common stock of the Company are set forth below:

Name & Address of Beneficial Owner	Beneficial Ownership	Percentage of Class
George B. Kaiser P.O. Box 21468, Tulsa, Oklahoma 74121-1468	37,982,600	58.77%
George Kaiser Family Foundation 7030 S. Yale Ave., #600, Tulsa, Oklahoma 74136	3,361,707	5.20%

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Security Ownership of Certain Beneficial Owners and Management

As of March 4, 2024, there were 64,626,703 shares of common stock issued and outstanding. The following table sets forth, as of March 4, 2024 (except as otherwise noted in the notes to table), the beneficial ownership of common stock of BOK Financial Corporation by those persons who were, at December 31, 2023, (i) the Chief Executive Officer (Stacy Kymes), (ii) the Chief Financial Officer (Martin E. Grunst), and (iii) the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2023 (the “named executives”); each director and nominee; and, as a group, all such persons and other executive officers not named in the table.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Class(2)
Alan S. Armstrong	4,725	(3)	*
Steven Bangert	72,221	(4)	*
Chester E. Cadieux, III	4,750		*
John W. Coffey	6,800		*
Joseph W. Craft, III	4,259		*
Scott B. Grauer	68,625	(5)	*
David F. Griffin	43,841	(6)	*
Martin E. Grunst	33,220	(7)
V. Burns Hargis	19,230	(8)	*
Douglas D. Hawthorne	7,432	(9)	*
Kimberley D. Henry	2,850		*
E. Carey Joullian, IV	7,363	(10)	*
George B. Kaiser	37,982,600	(11)	58.77%
Stacy C. Kymes	117,310	(12)	*
Stanley A. Lybarger	37,299	(13)	*
Steven J. Malcolm	5,242	(14)	*
Marc C. Maun	36,936	(15)
Emmet C. Richards	6,292	(16)	*
Claudia S. San Pedro	2,736	(17)	*
Kayse M. Shrum	75
Peggy I. Simmons	750		*
Michael C. Turpen	3,138		*
Brad A. Vincent	34,678	(18)
Rose M. Washington-Jones	1,265		*
All directors, nominees and executive officers listed on pages 29-32 (32 persons)			59.72%
* Less than one percent (1%)

(1)    Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the person named. Certain shares included here (i.e. options exercisable within 60 days and unvested restricted stock granted as of February 20, 2024) do not count towards an executive’s stock ownership for purposes of the BOKF Executive Stock Ownership Guidelines discussed on pages 35 and 36.

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(2)     All percentages are rounded to the nearest hundredth, and are based upon the number of shares outstanding as of the date set forth above. For purposes of computing the percentages of the outstanding shares owned by the persons in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included, but shares acquirable by other persons by the exercise of stock options are not included.

(3)    Includes 1,500 shares indirectly owned by CCJG Investments, LLC.

(4)     Includes 21,236 shares indirectly owned by Bangert Family Investments, LLP.

(5)    Includes 22,259 shares of restricted stock and 11,703 shares held in the BOK Thrift Plan.

(6)    Includes 38,903 shares indirectly owned by Doppler Investments, LP and 4,938 shares indirectly owned by the David F. Griffin Revocable Trust.

(7)    Includes 16,815 shares of restricted stock.

(8)    Includes 15,805 shares indirectly owned by Devonshire Holdings, LLC.

(9)    Includes 450 shares indirectly owned by Mr. Hawthorne’s wife’s partnership Tomahawk Springs, Ltd.

(10)    Includes 1,869 shares indirectly owned by JCAP, LLC.

(11)    Excludes 11,974 shares held by Mr. Kaiser's spouse, all of which such shares Mr. Kaiser has disclaimed beneficial ownership. As of January 31, 2024, 22,371,948 shares have been pledged as collateral.

(12)    Includes 73,911 shares of restricted stock and 9,163 shares held in the BOK Thrift Plan and 13,543 shares indirectly owned by the Angel D. Kymes Revocable Trust.

(13)    Includes 37,299 shares indirectly owned by the Stanley A. Lybarger Revocable Trust.

(14)    Includes 5,242 shares indirectly owned by the Steven J. Malcolm Revocable Trust.

(15)    Includes 19,302 shares of restricted stock, 138 shares held in the BOK Thrift Plan and 8,991 shares directly owned by the Marc Christopher Maun Revocable Trust (1997).

(16)    Includes 5,427 shares indirectly owned by the Emmet C. Richards Revocable Trust and 865 shares indirectly owned by Core Investment Capital, LLC.

(17)    Includes 2,736 shares indirectly owned by the San Pedro-Sund Joint Revocable Trust.

(18)    Includes 14,632 shares of restricted stock and 7,026 shares indirectly owned by the Vincent Family Revocable Trust.

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PROPOSAL ONE - ELECTION OF DIRECTORS

RECOMMENDATION

✓	The Board of Directors recommends that you vote FOR the 17 nominees.

Nominees and Vote Required to Elect Nominees

A board of seventeen (17) directors is to be elected at the annual meeting. The nominees for director who receive a majority of shares voting “FOR” their election shall be elected as directors. You may vote the number of shares of common stock you own for up to seventeen (17) persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the seventeen (17) nominees named below, unless you hold your shares in street name, in which case your broker is not permitted to use its discretion and those votes will constitute broker non-votes.

If at the time of the annual meeting any of the nominees is unwilling or unable to serve, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the Board and nominated by any of the proxies named in the enclosed proxy form. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Term of Office

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified.

Family Relationships

There are no family relationships by blood, marriage or adoption between any director or executive officer of the company and any other director or executive officer of the company.

Information about Nominees

Certain information concerning the nominees to the Board of Directors of the Company is set forth below based on information supplied by the nominees. All information is as of March 4, 2024. All references in this Proxy Statement to “BOKF” shall mean BOKF, National Association, the banking subsidiary of BOK Financial Corporation, which operates banking divisions across eight states: Bank of Albuquerque, Bank of Oklahoma, Bank of Texas ("BOT") and BOK Financial in Arizona, Arkansas, Colorado, Kansas and Missouri. BOK Financial Securities, Inc., a registered broker/dealer and registered investment adviser, is a wholly-owned subsidiary of BOK Financial Corporation. No other corporation or organization listed below is a parent, subsidiary, or other affiliate of BOK Financial Corporation unless otherwise indicated.

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BOARD OF DIRECTORS NOMINEES

Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director
Alan S. Armstrong	61	Chief Executive Officer, President, and a Director of The Williams Companies, Inc. (energy holding company) since January 2011. Mr. Armstrong's qualifications to sit on our Board of Directors include his energy sector and management expertise, civic leadership experience, knowledge of our region and his public company experience.	2013
Steven Bangert	67
Chairman of the Board of Directors and Chief Executive Officer of CoBiz Financial, Inc. from September 1994 to September 2018 when it was acquired by BOK Financial. Mr. Bangert currently serves as a director of FWB Financial Inc. and its subsidiary, First Women’s Bank of Chicago. From August 1992 to March 1999, Mr. Bangert served as President and a director of Western Capital Holdings, Inc., formerly the bank holding company for River Valley Bank-Texas. From March 1992 to July 1998, Mr. Bangert also served as Chairman of the Board of River Valley Bank-Texas, and from April 1988 to July 1994, he served as Vice Chairman of the Board and Chief Executive Officer of River Valley Savings Bank-Illinois. From February 1994 to July 1998, Mr. Bangert served as a director and member of the Executive Committee of Lafayette American Bank. Mr. Bangert's qualifications to sit on our Board of Directors include his financial services industry experience, his merger and acquisition experience, his extensive board experience in the for-profit and not-for-profit world and his years of experience as a director of CoBiz Financial.
			2018
Chester E. Cadieux, III	57	Chairman and Chief Executive Officer of QuikTrip Corporation (a gasoline and retail convenience chain) since 2002. Mr. Cadieux previously served as Vice President of Sales at QuikTrip Corporation. Mr. Cadieux’s qualifications to sit on our Board of Directors include his knowledge of finance and accounting, his management experience, and his knowledge of all of our geographic markets.	2005
John W. Coffey	61	Private Investor. Mr. Coffey retired from the position of Managing Director, Wellington Management Company, LLP (a private, investment management company), which he held from September 2007 until June 2017. Mr. Coffey's qualifications to sit on our Board of Directors include his extensive financial services expertise, understanding of business value, business risk and strategic decision-making and experience with finance, accounting, securities markets, corporate governance, mergers and acquisitions, risk assessment and government relations.	2018
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Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director
Joseph W. Craft, III	73	President, Chief Executive Officer and Director of Alliance Resource Partners, L.P. (a diversified natural resource company) since 1999 and Chairman since 2019. Mr. Craft served as Chairman, President, Director and Chief Executive Officer of Alliance Holdings GP, L.P. from 2006-2018. Previously, he served as President of MAPCO Coal Inc. Mr. Craft’s qualifications to sit on our Board of Directors include his extensive experience in corporate leadership, as well as his public company experience.	2007
David F. Griffin	58	Chairman and Chief Executive Officer of Griffin Capital, L.L.C. and President and Chief Executive Officer of Griffin Communications, L.L.C. (owns and operates CBS- and CW-affiliated television stations plus associated websites, billboards, and radio stations in Oklahoma). Mr. Griffin was formerly President and General Manager, KWTV-9 (Oklahoma City). Mr. Griffin’s qualifications to sit on our Board of Directors include his significant expertise, experience, and background in corporate management and his involvement with both the Oklahoma City and Tulsa markets.	2003
E. Carey Joullian, IV	63	Chairman, President and Chief Executive Officer of Mustang Fuel Corporation and subsidiaries; President and Manager, Joullian & Co., L.L.C.; Manager, JCAP, L.L.C. Mr. Joullian’s qualifications to sit on our Board of Directors include his significant experience and expertise in the oil and gas industry and his expertise in accounting.	1995
George B. Kaiser	81
Chairman of the Board and majority shareholder of BOK Financial and BOKF, NA; President, Chief Executive Officer, and principal owner of GBK Corporation, parent of Kaiser-Francis Oil Company (independent oil and gas exploration and production company); founder of Excelerate Energy and Argonaut Private Equity. Mr. Kaiser’s qualifications to sit on our Board of Directors include his four decades of executive leadership in the oil and gas industry, his broad perspective gained from involvement in diverse industries, his knowledge of our business, and his interest as the majority owner of our Company.
			1990
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Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director
Stacy C. Kymes	53
President and CEO of BOK Financial Corporation. Mr. Kymes became the President and CEO on January 1, 2022 after previously serving as Chief Operating Officer in which he oversaw all the Company’s revenue-generating divisions. He also served as Executive Vice President over specialized banking areas, including energy, commercial real estate, healthcare, treasury services, commercial strategies, and TransFund. Mr. Kymes joined BOK Financial in 1996. He has held a number of positions in various areas of the Company, previously serving as chief auditor, corporate controller, treasurer, and chief credit officer. Mr. Kymes’ qualifications to sit on our Board of Directors include his position and years of leadership at the Company and extensive knowledge of all aspects of our business.
			2021
Stanley A. Lybarger	74	Vice Chairman of the Board. Former President and Chief Executive Officer of BOK Financial and BOKF. Mr. Lybarger was previously President of BOK Oklahoma City Regional Office and Executive Vice President of BOKF with responsibility for corporate banking. He served as a director and chairman of the audit committee of Cypress Energy Partners GP, LLC. Mr. Lybarger’s qualifications to sit on our Board of Directors include his prior role as our Chief Executive Officer, his three decades of leadership positions with BOKF, and his extensive knowledge of all facets of the banking industry.	1991
Steven J. Malcolm	75
Retired Chairman, President and Chief Executive Officer of The Williams Companies, Inc. (energy holding company) and Williams Partners L.P. Mr. Malcolm was previously President and Chief Executive Officer of Williams Energy Services after serving as senior vice president and general manager of Midstream Gas and Liquids for Williams Energy Services. In December 2011, Mr. Malcolm became a director of ONEOK, Inc. and ONEOK Partners. Mr. Malcolm’s qualifications to sit on our Board of Directors include his experience in the energy sector as well as his public company and executive management expertise.
			2002
Emmet C. Richards	74	Managing Member of Core Investment Capital, LLC. Prior to September 1999, Mr. Richards served as Executive Vice President and Chief Operating Officer for Sooner Pipe Corporation (distributor of tubular products worldwide with domestic and international operations), a subsidiary of Oil States International. Mr. Richards previously served on the BOK Financial Board of Directors from 1997 through 2001. Mr. Richards’ qualifications to sit on our Board of Directors include his diverse background in the private equity and distribution industries and his civic involvement.	2008
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Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director
Claudia S. San Pedro	54
Former President of SONIC, part of the Inspire Brands, Inc. family of restaurants. Ms. San Pedro served as President of SONIC from January 2018 to June 2023. She joined SONIC in 2006 as vice president of investor relations and treasurer. Ms. San Pedro was promoted to executive vice president and chief financial officer in 2015, and was responsible for SONIC’s financial planning practices, as well as the brand’s relationship with lending institutions, shareholders, and the financial community. Prior to joining SONIC, she served as the director for the Oklahoma Office of State Finance, appointed by Governor Brad Henry in 2005. Ms. San Pedro's qualifications to sit on our Board of Directors include her knowledge in finance and accounting, public company executive management experience and knowledge of retail marketing across our geographic markets.
			2019
Kayse M. Shrum	51	President of Oklahoma State University System. Dr. Shrum earned her doctor of osteopathic medicine degree from the OSU College of Osteopathic Medicine and has completed executive leadership and management training programs at Harvard University and Stanford University. Prior to being named President of the Oklahoma State University System, Dr. Shrum held positions on the medical school faculty at OSU Center for Health Sciences (OSU-CHS) and as provost of OSU-CHS, as dean of the OSU College of Osteopathic Medicine and as president of OSU-CHS. Dr. Shrum has held the George Kaiser Family Foundation Chair in Medical Excellence and Service and the Saint Francis Health System Endowed Chair of Pediatrics. Dr. Shrum’s qualifications to sit on our Board of Directors include her knowledge and experience in leadership and management and experience in health sciences and higher education.	Nominee
Peggy I. Simmons	46
Executive Vice President Utilities of American Electric Power ("AEP"). In her current role, Ms. Simmons leads AEP's seven utility companies and customer service support organization. Prior to her current role, Ms. Simmons was most recently President and Chief Operating Officer of Public Service Company of Oklahoma (“PSO”) where Ms. Simmons had responsibility for all aspects of electric service for PSO's more than 550,000 customers, including distribution operations, safety, customer service, communications, external affairs and regulatory functions. Ms. Simmons has also served as managing director of transmission asset strategy for American Electric Power Ohio from 2016. Additionally, Ms. Simmons is on the Federal Reserve Bank of Kansas City Economic Advisory Council. Ms. Simmons' qualifications to sit on our Board of Directors include her knowledge and experience in company executive management, the energy industry and with businesses and consumers of our region as a leader of a public utility.
			2021
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Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director
Michael C. Turpen	74	Partner at the law firm of Riggs, Abney, Neal, Turpen, Orbison & Lewis in Oklahoma City, Oklahoma. Mr. Turpen previously served as Attorney General for the State of Oklahoma. He is serving his second nine-year term as a Regent for Oklahoma State Regents for Higher Education. Mr. Turpen's qualifications to sit on our Board of Directors include his legal expertise, his public services experience and leadership skills demonstrated through extensive involvement with non-profit boards and organizations.	2011
Rose M. Washington-Jones	59
Chief Executive Officer, Tulsa Economic Development Corporation ("TEDC"), an entity promoting small business growth in the Tulsa region, since 2001. Ms. Washington-Jones served on the Board of Directors of the Federal Reserve Bank of Kansas City beginning in 2013, after having served three years on the Oklahoma City Branch board of directors, and served as Chair of the Federal Reserve Bank of Kansas City Board of Directors from January 2017 until December 2019. She now serves as Chairwoman of the Tulsa Regional Chamber. Before joining TEDC, Ms. Washington-Jones served as assistant vice president and director of the University of Southern California’s Division of External Relations, special assistant to the dean and director of placement at Jackson State University School of Business, and was an officer at Trustmark National Bank in Jackson, Mississippi. Ms. Washington-Jones' qualifications to sit on our Board of Directors include her extensive understanding of economic policy, knowledge of banking regulations and regulatory processes and her involvement with business development in our region.
			2020

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PROPOSAL TWO - RATIFICATION OF SELECTION OF AUDITOR

RECOMMENDATION

✓
The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of BOK Financial and its subsidiaries for the fiscal year ending December 31, 2024.

At least annually, the Audit Committee reviews the Company's independent public accounting firm to decide whether to retain such firm on behalf of the Company. Ernst & Young LLP ("EY") has served as the Company’s independent auditor since the Company's inception on October 24, 1990. The Audit Committee has selected EY as our independent auditor for the fiscal year ending December 31, 2024.

When conducting its latest review of EY, the Audit Committee considered, among other factors:

•the professional qualifications of EY and that of the lead audit partner and other key engagement members relative to the current and ongoing needs of the Company;
•EY's historical and recent performance on the Company's audits, including the extent and quality of EY's communications with the Audit Committee;

•the appropriateness of EY's fees relative to both efficiency and audit quality;

•EY's independence policies and processes for maintaining EY's independence;

•EY's tenure as the Company's independent public accounting firm and its related depth of understanding of the Company's business, operations and systems and the Company's accounting policies and practices; and

•EY's capability, expertise and efficiency in handling the breadth and complexity of the Company's operations.

While we are not required to do so, the Company is submitting the selection of EY to serve as our independent auditor for the fiscal year ending December 31, 2024 for ratification, in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of EY are expected to participate in the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

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PROPOSAL THREE - ADVISORY VOTE TO APPROVE THE
COMPENSATION OF NAMED EXECUTIVE OFFICERS

RECOMMENDATION

✓	The Board of Directors recommends that you vote FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which added section 14A to the Securities Exchange Act, shareholders may vote to approve, not less frequently than once every three years, the compensation of the Company’s named executive officers disclosed in the Proxy Statement. This is commonly known as a “say on pay” vote. This allows our shareholders the opportunity to communicate annually to the Board of Directors their views on the compensation of our named executive officers through the following resolution:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
We are asking you to vote for the above resolution approving the compensation of our named executive officers. This vote is advisory in nature and non-binding; however, the Board of Directors will consider the shareholder vote when making future decisions regarding executive compensation. Our “say on pay” vote is included in our Proxy Statement every year, and the vote on the frequency of the “say on pay” proposal is held every six years.

The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for the advisory approval of this resolution.
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CORPORATE GOVERNANCE

Director Compensation

All non-officer directors of BOK Financial and BOKF receive a retainer of 75 shares per quarter, in accordance with the BOK Financial Directors' Stock Compensation Plan, whether serving on one or both of the Boards of Directors. Director compensation shares are issued to each eligible director on or before the 15th day following the end of each calendar quarter during which such director served as a member of the Board of Directors of BOK Financial or BOKF. All non-officer directors are also paid $1,250 in cash for each Board of Directors meeting attended, $750 in cash for each committee meeting attended (provided only one fee is paid when two or more committees meet contemporaneously), and $2,750 in cash for each committee meeting chaired. Committee members may also receive $500 for each quarterly earnings release meeting or other meetings to assist management. Non-Oklahoma resident directors receive an additional $500 for attendance in person per meeting day. Non-officer Company directors were paid the following in 2023:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Alan S. Armstrong	7,500	26,206	33,706
C. Fred Ball, Jr. (3)	2,000	14,114	16,114
Steven Bangert	12,500	26,206	38,706
Steven G. Bradshaw (4)	—	7,711	7,711
Chester Cadieux, III	10,250	26,206	36,456
John W. Coffey	18,250	26,206	44,456
Joseph W. Craft, III	11,000	26,206	37,206
David F. Griffin	28,500	26,206	54,706
V. Burns Hargis	10,250	26,206	36,456
Douglas D. Hawthorne	12,500	26,206	38,706
Kimberley D. Henry	8,000	26,206	34,206
E. Carey Joullian, IV	32,500	26,206	58,706
Stanley A. Lybarger	25,000	26,206	51,206
Steven J. Malcolm	10,250	26,206	36,456
Emmet C. Richards	12,500	26,206	38,706
Claudia S. San Pedro	8,000	26,206	34,206
Kayse M. Shrum (5)	2,000	—	2,000
Peggy I. Simmons	11,500	26,206	37,706
Michael C. Turpen	11,000	26,206	37,206
Rose M. Washington-Jones	14,000	26,206	40,206
(1)    George B. Kaiser, a non-officer director, is not listed as he does not receive payment for serving as a director.
(2)    The BOK Financial Directors Stock Compensation Plan provides that the issuance price for the director compensation shares is the average of the mid-points between the highest price and the lowest price at which trades occurred on NASDAQ on the five trading days immediately preceding the end of the calendar quarter. Director shares were granted in 2023 at the following prices: first quarter, $102.82; second quarter, $85.37; third quarter, $82.05; and fourth quarter, $79.18. The Stock Awards column reflects actual issuances made to the directors in 2023 for service in the fourth quarter of 2022 and the first three quarters of 2023. The total BOK Financial common stock owned by each director and nominee as of March 4, 2024 may be found in the Security Ownership of Certain Beneficial Owners and Management table on page 8.
(3)    Mr. Ball retired as a director after first quarter 2023. Mr. Ball's compensation reflects fees earned or paid in cash during the first quarter of 2023, as well as stock awards received for service during the fourth quarter of 2022 and the first quarter of 2023.
(4)    Mr. Bradshaw resigned as a director of the Company effective as of December 31, 2022. Mr. Bradshaw's compensation reflects stock awards received for service during the fourth quarter of 2022.
(5)    Ms. Shrum is a director nominee. Ms. Shrum's compensation reflects fees earned or paid in cash for attending the 2022 fourth quarter Board of Directors meeting and one committee meeting.

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Director Compensation

All non-officer directors of BOK Financial and BOKF receive a retainer of 75 shares per quarter, in accordance with the BOK Financial Directors' Stock Compensation Plan, whether serving on one or both of the Boards of Directors. Director compensation shares are issued to each eligible director on or before the 15th day following the end of each calendar quarter during which such director served as a member of the Board of Directors of BOK Financial or BOKF. All non-officer directors are also paid $1,250 in cash for each Board of Directors meeting attended, $750 in cash for each committee meeting attended (provided only one fee is paid when two or more committees meet contemporaneously), and $2,750 in cash for each committee meeting chaired. Committee members may also receive $500 for each quarterly earnings release meeting or other meetings to assist management. Non-Oklahoma resident directors receive an additional $500 for attendance in person per meeting day. Non-officer Company directors were paid the following in 2023:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Alan S. Armstrong	7,500	26,206	33,706
C. Fred Ball, Jr. (3)	2,000	14,114	16,114
Steven Bangert	12,500	26,206	38,706
Steven G. Bradshaw (4)	—	7,711	7,711
Chester Cadieux, III	10,250	26,206	36,456
John W. Coffey	18,250	26,206	44,456
Joseph W. Craft, III	11,000	26,206	37,206
David F. Griffin	28,500	26,206	54,706
V. Burns Hargis	10,250	26,206	36,456
Douglas D. Hawthorne	12,500	26,206	38,706
Kimberley D. Henry	8,000	26,206	34,206
E. Carey Joullian, IV	32,500	26,206	58,706
Stanley A. Lybarger	25,000	26,206	51,206
Steven J. Malcolm	10,250	26,206	36,456
Emmet C. Richards	12,500	26,206	38,706
Claudia S. San Pedro	8,000	26,206	34,206
Kayse M. Shrum (5)	2,000	—	2,000
Peggy I. Simmons	11,500	26,206	37,706
Michael C. Turpen	11,000	26,206	37,206
Rose M. Washington-Jones	14,000	26,206	40,206
(1)    George B. Kaiser, a non-officer director, is not listed as he does not receive payment for serving as a director.
(2)    The BOK Financial Directors Stock Compensation Plan provides that the issuance price for the director compensation shares is the average of the mid-points between the highest price and the lowest price at which trades occurred on NASDAQ on the five trading days immediately preceding the end of the calendar quarter. Director shares were granted in 2023 at the following prices: first quarter, $102.82; second quarter, $85.37; third quarter, $82.05; and fourth quarter, $79.18. The Stock Awards column reflects actual issuances made to the directors in 2023 for service in the fourth quarter of 2022 and the first three quarters of 2023. The total BOK Financial common stock owned by each director and nominee as of March 4, 2024 may be found in the Security Ownership of Certain Beneficial Owners and Management table on page 8.
(3)    Mr. Ball retired as a director after first quarter 2023. Mr. Ball's compensation reflects fees earned or paid in cash during the first quarter of 2023, as well as stock awards received for service during the fourth quarter of 2022 and the first quarter of 2023.
(4)    Mr. Bradshaw resigned as a director of the Company effective as of December 31, 2022. Mr. Bradshaw's compensation reflects stock awards received for service during the fourth quarter of 2022.
(5)    Ms. Shrum is a director nominee. Ms. Shrum's compensation reflects fees earned or paid in cash for attending the 2022 fourth quarter Board of Directors meeting and one committee meeting.

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Attendance of Meetings

The entire Board of Directors of BOK Financial met four times during 2023. All directors of BOK Financial who were members of the Board of Directors for the entire 2023 year, except for Messrs. Armstrong and Craft who were each absent on occasion due to business conflicts, attended at least 75% of all meetings of the Board of Directors and committees on which they served. Although BOK Financial does not have a policy with respect to attendance by the directors at the Annual Meeting of Shareholders, directors are encouraged to attend. Eighteen of the nineteen members of the Board of Directors attended the 2023 Annual Meeting of Shareholders. The Board of Directors intends to meet at least four times in 2024.

Director Nominations

While the Board of Directors does not have a standing nomination committee, director candidates identified by management and members of the Board of Directors are discussed regularly at Board of Directors meetings. The Board has adopted a written policy on qualifications of directors, which states that directors will have all of the following characteristics: (a) impeccable integrity, (b) strong sense of professionalism, and (c) capability of serving the interests of shareholders, along with several of the following characteristics: (i) prominence in the community, (ii) ability to represent the views of under-represented constituencies in the Company’s market areas, (iii) financial analytical skill and expertise, and (iv) vision for social trends.

While the policy on director qualifications does not formally require diversity on the Board, the director qualifications policy states that the Board should encompass a diverse range of skill and expertise sufficient to provide prudent guidance to the Company, and have the right mix of characteristics and talents for the optimal functioning of the Board in its oversight of the Company. In considering a particular nominee, the Board will consider, in addition to the qualifications and characteristics described above, whether the potential director assists in achieving a mix of Board members that represents a diversity of background, perspective, and experience, including with respect to age, gender, race, place of residence, and specialized expertise. The Company's Diversity and Inclusion Policy states that the Company is committed to promoting an environment that is inclusive of the diverse values, opinions, experiences, cultures and needs of its employees, clients, suppliers, and communities.

The Board of Directors will consider director candidates recommended by shareholders if provided with the following: (i) evidence in accordance with Rule 14a-8 of compliance with shareholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (iv) all information regarding the candidate(s) and the submitting shareholder that would be required to be disclosed in a proxy statement filed with the Securities and Exchange Commission (the "SEC") if the candidate(s) were nominated for election to the Board of Directors. Any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. The Board of Directors encourages shareholder director candidate recommendations.

Any shareholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth on page 25 under “Communication with the Board of Directors.”
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Director Independence

The Board of Directors has determined that BOK Financial is a “controlled company,” as defined in Rule 5615(c)(1) of the NASDAQ listing standards, based on Mr. Kaiser's beneficial ownership of approximately 58.77% of the outstanding common stock. Accordingly, BOK Financial is exempt from certain requirements of the NASDAQ listing standards, including the requirement to maintain a majority of independent directors on the Company's Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors. Nevertheless, the Company maintains a substantial majority of independent directors and nominates new board members through board consensus.

The Audit Committee is comprised solely of independent board members. Further discussion regarding determination of independence may be found in the section entitled “Audit Committee.” The Board does not have a nominating committee, but all directors participate in nomination of directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of the following members: Joseph W. Craft III (Chairman), Chester E. Cadieux, III, David F. Griffin, George B. Kaiser, Steven J. Malcolm, Emmet C. Richards and Claudia S. San Pedro. No voting member of the Compensation Committee is an officer of the Company or has served as an officer of the Company, including its affiliates, at any time. None of our executive officers serve as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Board Role in Oversight of Risk

The Board has an active role, as a whole and also at the committee level (as disclosed in the descriptions of the committees in this Proxy Statement), in overseeing management of the Company’s risks. The full Board maintains responsibility for general oversight of strategic risks, and regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation policies and programs. The Risk Committee manages enterprise-wide risk management programs including capital planning, liquidity, interest rate, and operations risk (including cybersecurity and data privacy) as well as compliance with legal and regulatory requirements. The Audit Committee manages risks associated with accounting and financial reporting and internal controls and maintains oversight of Environmental, Social and Governance reporting. The Credit Committee manages risks associated with the Company’s credit portfolio and credit-related policies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors oversees overall strategic and reputational risks, and is regularly informed through committee reports and reports directly from officers responsible for oversight of various risks within the Company.

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Committees of the Board of Directors

The Risk Committee, Audit Committee, Compensation Committee, Credit Committee and their respective areas of responsibility are described below. Each of the committees regularly report to the full Board of Directors on matters relating to the specific areas of risk that each committee oversees.

Risk Committee

The Risk Committee assists the Board in its oversight of the Company’s risk management strategies, policies, and practices that identify, assess, monitor and manage the Company’s risks. The Risk Committee held four meetings in fiscal year 2023.

Members	Responsibilities include oversight of
Coffey (Chairman) Cadieux Henry Malcolm Washington-Jones

• Enterprise-wide risk management

• Capital planning and adequacy, including stress testing

• Market risk, including rate, price, and liquidity

• Corporate-wide policy management framework

• Risk transfer program

• Mergers and acquisitions

• Alternative investments

• Operating risks, including cybersecurity, information technology and COVID-19 issues

• Counterparty risk

• Third party risk

• Compliance with laws and regulations, including data privacy

• Reports of examinations from regulators

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Audit Committee

All of the Audit Committee members are “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. Director independence is determined through the procedures described under “Related Party Transaction Review and Approval Policy.” The Report of the Audit Committee is on page 26 of this Proxy Statement. The Audit Committee held ten meetings in fiscal year 2023. The Audit Committee has a charter which is available on the Company’s website at www.bokf.com.

Members	Responsibilities include oversight of
Joullian (Chairman)(1) Coffey Hawthorne Lybarger Simmons

• Accounting and financial reporting policies of the Company

• Internal controls over financial reporting

• Selection and reporting of the Company’s independent auditors, including the selection of the lead audit partner

• Audits of the financial statements of the Company

• Related party reporting (other than related party credit transactions overseen by the Credit Committee)

• Reports of internal audits

• Whistleblower complaints

• Allowance for loan losses and accrual for
     off-balance sheet credit losses

• Mortgage servicing rights valuation

• Environment, Social and Governance reporting

(1)    The Board of Directors designated Mr. Joullian as its "audit committee financial expert," as defined in Item 407(d) of Regulation S-K.

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Compensation Committee

The Compensation Committee administers a performance-based compensation plan for the Chief Executive Officer, direct reports of the Chief Executive Officer and other designated senior executives. The Compensation Committee has a charter which is available on the Company’s website at www.bokf.com.

The Compensation Committee does not delegate its authority. Compensation for all other officers is, in practice, determined by the Chief Executive Officer and Mr. Kaiser, the Chairman of the Board. The Compensation Committee Report on Executive Compensation and the Compensation Discussion and Analysis may be found on pages 45 and 34, respectively. The Compensation Committee held three meetings in fiscal year 2023.

Members	Responsibilities include approval or review of
Craft (Chairman) Cadieux Griffin Kaiser Malcolm Richards San Pedro

• Compensation of the Chief Executive Officer

• Compensation of direct reports to the Chief Executive Officer

• Compensation of other officers participating in the Company’s Executive Incentive Plan

• Compensation incentives, and to determine such incentives do not create an unacceptable level of risk

Credit Committee

The Credit Committee oversees the credit and lending strategies and objectives of BOKF, including overseeing credit risk management and the quality and performance of BOKF's credit portfolio. The Credit Committee met eight times during fiscal year 2023.

Members	Responsibilities include oversight of
Griffin (Chairman) Armstrong Bangert Craft Hargis Kaiser Kymes Lybarger Richards Turpen Washington-Jones

• Quality of the Company’s credit portfolio and trends affecting the credit portfolio (and reporting to the Board regarding such quality and trends)

• Extension of credit exceeding amounts as determined from time to time by the Board

• Effectiveness and administration of credit-related policies and related party credit transactions

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Executive Session Meetings

The Board of Directors has adopted a policy of regularly scheduled executive sessions where directors meet separately from management. The directors plan to meet in executive session after all regularly scheduled Board of Directors meetings. The directors held four executive sessions during fiscal year 2023. The presiding director at the executive sessions is Mr. Kaiser. Shareholders of the Company may communicate their concerns to the non-management directors in accordance with the procedures described below under “Communication with the Board of Directors.”

Communication with the Board of Directors

The Board of Directors of BOK Financial believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, shareholders who wish to communicate with the Board of Directors, or a particular director, may do so by sending a letter to the Chief Financial Officer of BOK Financial at P.O. Box 2300, Tulsa, Oklahoma 74192. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” Such letters should identify the author as a shareholder and state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Chief Financial Officer and the General Counsel will independently review the content of the letters. Communications which are constructive suggestions for the conduct of the business or policies of the Company will be promptly delivered to the identified director or directors. Communications which are complaints about specific incidents involving banking or brokerage service will be directed to the appropriate business unit for review. Director nominations will be reviewed for compliance with the requirements identified in the section of this proxy entitled “Director Nominations,” and if meeting such requirements, promptly forwarded to the director(s) identified in the communication.

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Report of the Audit Committee

In 2023, the Audit Committee (the “Committee”) oversaw the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee discussed and reviewed the audited consolidated financial statements included in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting policies, reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed the Ernst & Young LLP opinion on the conformity of the audited consolidated financial statements with U.S. generally accepted accounting principles with Ernst & Young LLP, the Company's independent registered public accounting firm. This discussion included their judgments as to the quality, not just the acceptability, of the Company's accounting policies, and other matters as required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board ("PCAOB"), including PCAOB Auditing Standard No. 1301, Communications with Audit Committees, the rules of the Securities and Exchange Commission and other applicable regulations. In addition, the Committee has discussed with Ernst & Young LLP (a) the firm’s independence from the Company, including matters in the firm’s independence letter required by the PCAOB, and considered the compatibility of any non-audit services with the firm’s independence and (b) critical audit matters.

The Committee also reviewed and discussed with management and Ernst & Young LLP the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the firm’s audit of internal control over financial reporting. The Committee meets at least quarterly with the Company's internal auditors and Ernst & Young LLP, with and without management present, regarding the overall scope and plans for their respective audits and the results of those audits, including their evaluations of internal control over financial reporting and the overall quality of the Company’s financial reporting.

The Committee is a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, and the Audit Committee is governed by a charter which is available for review at www.bokf.com. Each of the members of the Committee qualifies as an “independent” Director under the current NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has "at least one audit committee financial expert” serving on the Audit Committee. E. Carey Joullian IV is the “audit committee financial expert”, and Mr. Joullian is independent.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

AUDIT COMMITTEE
E. Carey Joullian IV, Audit Committee Chairman        Stanley A. Lybarger
John W. Coffey                        Peggy I. Simmons
Douglas D. Hawthorne

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Principal Accountant Fees and Services

The Board and the Audit Committee have selected Ernst & Young LLP (“EY”), subject to shareholder approval, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. EY has acted as the Company’s independent registered public accounting firm since October 24, 1990.

Audit Fees. Fees paid to EY for the audit of the annual consolidated financial statements included in BOK Financial’s Annual Report on Form 10-K, for the review of the consolidated financial statements included in BOK Financial’s Forms 10-Q for the quarters included in the years ended December 31, 2023 and 2022 and various subsidiary audits were $2,668,700 and $2,296,900 respectively.

Audit-Related Fees. Fees paid to EY for SOC 1 reports and other audit-related functions were $448,600 and $541,300 respectively, for the years ended December 31, 2023 and 2022.

Tax Fees. Fees paid to EY associated with tax consultation and planning were $14,702 and $18,218 respectively, for the years ended December 31, 2023 and 2022.

All Other Fees. Fees paid to EY for other services, including trust tax return preparation that is reimbursed by our clients, were $1,305,702 and $1,245,232 respectively, for the years ended December 31, 2023 and 2022.

The Audit Committee has a policy on auditor independence requiring the approval by the Committee of all professional services rendered by BOK Financial's independent auditor prior to the commencement of the specified services. 100% of the services described in ”Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee in accordance with BOK Financial’s policy on auditor independence and approval of fees.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman of the Board are not held by the same person. Mr. Kymes, the President and Chief Executive Officer, brings Company-specific experience and expertise to the role, while Mr. Kaiser, the Chairman of the Board, brings experience, oversight, and expertise from outside the Company and industry. Mr. Kaiser is also the majority shareholder of BOK Financial Corporation, giving him additional incentive to ensure the success of the Company. Keeping the positions of Chief Executive Officer and Chairman separate allows the Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board believes that having separate Chief Executive Officer and Chairman positions and having an outside director serve as Chairman is the appropriate leadership structure for the Company at this time, given the characteristics and circumstances of the Company, and demonstrates our commitment to good corporate governance. It provides the appropriate balance between strategy development and independent oversight of management. In the event the Chairman is unable to serve, the director serving as Vice Chairman would assume the role of Chairman. The Vice Chairman is also a person separate from the Chief Executive Officer.

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Board Diversity Matrix

We recognize the value that diverse directors, coming from many different backgrounds, brings to our Board and our business. Below is a table summarizing the gender and demographic backgrounds of our Board members.

Board Diversity Matrix
	As of March 4, 2024				As of March 6, 2023
Total Number of Directors:	19				21
	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	11	—	4	4	12	—	5
Part II: Demographic Background
African American or Black	2	—	—		2	—	—
Alaskan Native or Native American	—	—	—		—	—	—
Asian	—	—	—		—	—	—
Hispanic or Latinx	1	—	—		1	—	—
Native Hawaiian or Pacific Islander	—	—	—		—	—	—
White	2	11	—		2	12	—
Two or More Races or Ethnicities	1	—	—		1	—	—
LGBTQ+	—				—
Did Not Disclose Demographic Background	4				5

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Executive Officers

Certain information concerning the executive officers of the Company and its subsidiaries is set forth below:

James A. Dietz
Executive Vice President and Chief Credit Officer

James A. Dietz, age 64, is Executive Vice President and Chief Credit Officer. He is responsible for all aspects of Credit Administration, including credit approval, policy administration, loan portfolio reporting, loan and appraisal review and loan work outs. Mr. Dietz joined the Company in 1987 and has held a number of positions within Credit Administration. Prior to his current position’s appointment in January 2022, Mr. Dietz served as Executive Vice President and Executive Director of Credit Risk.

Scott B. Grauer
Executive Vice President - Wealth Management
Chief Executive Officer of BOK Financial Securities, Inc.

Scott B. Grauer, age 59, is Executive Vice President, Wealth Management and Chief Executive Officer and Chairman of the Company’s broker-dealer subsidiary, BOK Financial Securities, Inc. In his current role, Mr. Grauer is responsible for the Company’s wealth management business lines in all markets, including Institutional Wealth, The Private Bank, and International Banking. He also serves as chairman of the Company’s registered investment advisers, Cavanal Hill Investment Management and BOK Financial Private Wealth, Inc. Mr. Grauer joined the Company in 1991 as part of the company’s acquisition of an independent retail brokerage operation and was named manager of BOK Financial Securities, Inc. retail in 1996. In late 1999, he was named president and Chief Executive Officer of the firm and assumed responsibilities for retail, institutional and investment banking activities when BOK Financial first combined these units under one organization.

Martin E. Grunst
Executive Vice President and Chief Financial Officer

Martin E. Grunst, age 57 is Executive Vice President and Chief Financial Officer. Mr. Grunst is responsible for all accounting and financial reporting, corporate tax, capital markets, mergers and acquisitions, and investor relations for the Company. Prior to being promoted to Chief Financial Officer in 2023, Mr. Grunst was Chief Risk Officer. Mr. Grunst also served as treasurer from 2009-2016. Before joining the Company as treasurer in 2009, he served as treasurer for Citizens Bank and Citizens Republic Bancorp in Michigan for six years, where he had the additional responsibility of managing corporate finance. Previously, Mr. Grunst was with Bank One (now JPMorgan Chase) in Columbus, Ohio, where he worked in treasury, corporate finance, and line of business finance roles, including asset liability manager and finance manager for Banc One Ohio Corporation, manager of acquisition planning for the credit card line of business, finance manager for commercial real estate lending, asset liability manager for the retail line of business, and finance manager for consumer lending.

Rebecca D. Keesling
Executive Vice President and Chief Auditor

Rebecca D. Keesling, age 52, is Executive Vice President and Chief Auditor. As Chief Auditor, Ms. Keesling is responsible for ensuring the Company’s internal controls are designed properly and operating effectively and performing independent assessments of the Company’s compliance with various laws and regulations. Previously, Ms. Keesling was Senior Vice President and Manager of Loan Portfolio Reporting, where she managed a team responsible for financial reporting as it pertained to the loan portfolio and allowance for credit losses. Ms. Keesling joined the Company in 2004 as Vice President and Corporate Audit Manager. Prior to joining BOK Financial, Ms. Keesling spent 10 years in the public accounting industry primarily with Ernst & Young LLP auditing private and publicly owned companies.

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Stacy C. Kymes
President and Chief Executive Officer

Stacy C. Kymes, age 53, is President and CEO of BOK Financial Corporation. He leads a team that oversees a diverse portfolio of services for commercial, consumer, and wealth management clients across the country through banking centers in eight states in the Midwest and Southwest. The company’s national lines of business include energy financial services; healthcare banking, trading and brokerage; mortgage origination and servicing; and TransFund, a top 10 electronic funds transfer network. Prior to being named CEO in January 2022, Mr. Kymes was Chief Operating Officer and oversaw all the company’s revenue-generating divisions. He also served as executive vice president over specialized banking areas, including energy, commercial real estate, healthcare, treasury services, commercial strategies, and TransFund. Mr. Kymes joined BOK Financial in 1996. He has held a number of positions in various areas of the company, previously serving as chief auditor, corporate controller, treasurer, and chief credit officer.

Mindy M. Mahaney
Executive Vice President and Chief Risk Officer

Mindy M. Mahaney, age 55, is Executive Vice President and Chief Risk Officer. As Chief Risk Officer, Ms. Mahaney is responsible for enterprise-wide risk management, information security, and ensuring the Company’s compliance with government regulations. Prior to being promoted to Chief Risk Officer in 2023, Ms. Mahaney served as Chief Operating Officer for wealth management. Before joining BOK Financial Corporation in July 2008, Ms. Mahaney served as chief financial officer at Oklahoma’s Spirit Bank. She previously spent a decade in public accounting at Arthur Andersen.

Derek S. Martin
Executive Vice President and Chief Information Officer

Derek S. Martin, age 53, is Executive Vice President and Chief Information Officer. Mr. Martin leads the Company enterprise operations and information technology division. Prior to Mr. Martin's appointment as Executive Vice President and Chief Information Officer in 2022, Mr. Martin was the Executive Vice President, Consumer Banking Services and managed all consumer, small business and mortgage banking functions operating under seven brands across eight states. He joined the Company in 1994 and has held a variety of roles across the consumer bank. Mr. Martin has also held the position of head of Strategic Services, which was responsible for strategy, digital banking and origination, business intelligence and analytics, operations, contact center, small business, credit delivery and various product lines.

Marc C. Maun
Executive Vice President - Regional Banking

Marc C. Maun, age 65, is Executive Vice President - Regional Banking with responsibility for Arizona, Colorado, Kansas, Missouri, New Mexico and Oklahoma markets as well as the Treasury Services Division. He previously served for six years as the Chief Credit Officer of the Company. Since joining BOK Financial in 1985, Mr. Maun has overseen significant business divisions such as Treasury, International Banking, Mergers and Acquisitions, Corporate Banking and Correspondent Banking. Mr. Maun served as the Market CEO for the Kansas City market beginning in 2006 before moving to the Oklahoma City market in 2013 in a similar role.

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Jeffrey A. Reid
Executive Vice President - Chief Human Resource Officer

Jeff A. Reid, age 56, Executive Vice President and Chief Human Resources Officer. In October 2022, Mr. Reid was promoted to Chief Human Resources Officer. He is responsible for the design and delivery of the Company's human capital strategy which focuses on strengthening the employee experience. Prior to being appointed Chief Human Resources Officer, Mr. Reid held various positions with the Company. In 2004 Mr. Reid joined the Company as Senior HR Manager, and moved to Senior Human Resources Business Partner in 2013 where he supported several executives and their lines of business. Prior to joining the Company, Mr. Reid spent nine years in professional recruiting in numerous industries, including banking, accounting and finance, and also spent ten years working at First Union National Bank, now known as Wells Fargo, with responsibilities primarily focused in consumer and business development arenas.

Michael J. Rogers
Senior Vice President - Chief Accounting Officer

Michael J. Rogers, age 55, is Senior Vice President and Chief Accounting Officer. Mr. Rogers joined the Company in June 2022. Prior to joining the Company, Mr. Rogers was the Chief Accounting Officer at T.D. Williamson, a privately-held global pipeline services and manufacturing company. Mr. Rogers has also spent 18 years in public accounting as an auditor of public and private companies, starting with Arthur Andersen as a member of its commercial, industrial and banking groups and was later an audit partner with a regional accounting firm. He has also served as corporate controller, playing a key role in multiple initial public offerings and public debt offerings in the technology and petrochemical industries.

Brad A. Vincent
Executive Vice President - Specialized Industries Banking

Brad A. Vincent, age 63, is Executive Vice President and Executive Director of Specialized Industries. Specialized Industries include Energy Financial Services, Commercial Real Estate, TransFund, Commercial Strategies, Merchant Banking, and Healthcare Banking. Most recently, Mr. Vincent served as the Executive Director of Healthcare Banking for BOK Financial. Mr. Vincent joined the Company in 1997 and has held various positions in commercial lending.

Mark B. Wade
Executive Vice President - Texas Markets

Mark B. Wade, age 60, is Executive Vice President, Texas Markets, with responsibility for all of the Company's Texas markets. Mr. Wade also leads the commercial banking line of business, commercial finance division and BOKF Equipment Finance. Since joining the Company in 2001, Mr. Wade has led several divisions of the Company, including the Dallas corporate banking group, the healthcare group in Texas, commercial banking, commercial financing and equipment leasing. Mr. Wade served as the Chief Operating Officer of Bank of Texas from 2008 to 2019.

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Kelley E. Weil
Executive Vice President and Consumer Banking Services Executive

Kelley E. Weil, age 47, is Executive Vice President and Consumer Banking Services Executive. Ms. Weil is responsible for the design and delivery of the Company's strategies for retail and business banking, mortgage, corporate real estate; and corporate communications and marketing to strengthen the client and employee experience. She joined the Company in 2015 as the director of human resource operations and employee relations. Most recently, Ms. Weil held the role of Chief Human Resources Officer for the Company. Prior to joining BOKF, she worked for Williams Companies, Inc., where she served as director of human resources operations, employee relations and senior human resource business partner. Her previous roles also include senior vice president of human resources for PlainsCapital Bank, now a part of Hilltop Holdings, and director of employee benefits and talent acquisition for a 1,200-bed hospital, Covenant Health System.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plans in effect at December 31, 2023. The 2009 Omnibus Incentive Plan and the BOK Financial Directors Stock Compensation Plan are included in the table. The material features of the compensation plans are described within Note 12 of the Company's Notes to Consolidated Financial Statements, which was included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (1)
Equity compensation plans approved by security holders:
(a) Stock options	—	$0.00	3,358,702(2)
(b) Non-vested restricted stock	538,990	Not applicable	"
(c) Non-vested restricted stock units	51,391	Not applicable	"
Sub-total	590,381		3,358,702(2)
Equity compensation plans not approved by security holders	None	None	None
Total	590,381		3,358,702(2)

(1)    Includes 392,199 shares of common stock which may be awarded pursuant to the BOK Financial Directors Stock Compensation Plan. Securities may be issued as stock options, restricted stock or restricted stock units under the 2009 Omnibus Incentive Plan.

(2)    3,358,702 is the total number of securities available for issuance of stock options, non-vested restricted stock and non-vested restricted stock units combined.

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COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Program Overview

The BOK Financial executive compensation program is designed to attract and retain executives whose judgment, leadership abilities, and special efforts result in successful operations for the Company and an increase in shareholder value. Various components of the program work together to:

▪Reward sustained, above-peer-bank performance.
▪Encourage both individual performance and teamwork.
▪Link compensation to operational and strategic results.
▪Align executive interests with shareholder interests.
▪Discourage inappropriate risk taking.
▪Keep BOK Financial compensation competitive with peer banks.
▪Create long-term commitment to the Company.

The BOK Financial executive compensation program includes:

▪Salary
▪Executive Incentive Compensation (annual and long-term)
▪401(k) Plan

The Compensation Committee (the "Committee") has responsibility for establishing, implementing, and approving the Company’s general compensation philosophy with regard to the senior executive officers who participate in the Company’s Executive Incentive Plan (referred to as the “Executive Incentive Plan” or the “Plan”). The Committee receives guidance from the Chief Executive Officer (the “CEO”), who assists in evaluating employee performance, recommending business performance targets and objectives, and suggesting salary levels and awards for executives (other than himself).

Throughout this proxy statement, the Company's CEO, Chief Financial Officer (the "CFO"), and the three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of the last completed fiscal year are referred to as the “named executives” or the “named executive officers." In 2023, the Company was served by two Chief Financial Officers, as Steven Nell retired, and Martin Grunst was named his successor. As a result, The Company has six named executives for 2023.
2023 Executive Compensation Summary

During 2023, the Compensation Committee planned for several executive role changes according to the Company's established succession plan. Due to retirement and internal executive role changes, the Committee approved compensation for three executives who moved into their roles in 2023. The Committee focused on approving consistent yet competitive compensation for all executives assuming new positions.

No material changes were made to the methodologies, criteria and formulas previously established to compensate executive officers as the methodologies, criteria, and formulas remained viable and effective. While the Committee foresees no material changes to methodologies, criteria and formulas established to compensate executive management, the Committee will continue to evaluate executive compensation outcomes to ensure they remain consistent with the Committee's objectives for the executive compensation program.

The Company continued its focus on diversity and inclusion in 2023. The Company has a Diversity & Inclusion Council led by the CEO and includes other members of the executive leadership team. The Company joined the "CEO Action for Diversity and Inclusion" pledge in 2020 and remains a signee. This pledge outlines the
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Company's commitment to cultivating a trusting environment where all ideas are welcomed, and employees feel comfortable and empowered to have discussions about diversity, equity and inclusion. For more discussion on diversity and inclusion and human capital measurements and programs see the "Environmental, Social and Governance Practices" section of this Proxy beginning on page 61.

In 2023, the Committee considered the results of the advisory vote by shareholders on the “say-on-pay” proposal presented to shareholders at the May 2, 2023 annual meeting. At the 2023 Annual Meeting, there was significant support by shareholders for the compensation program offered to the Company’s named executive officers. Accordingly, the Committee made no direct changes to the Company’s executive compensation program as a result of the say-on-pay vote. The Company’s executive compensation program continued to focus on pay for performance, aligning executives' interests with those of the Company’s shareholders, achieving a balance between annual and long-term incentives and monitoring incentive plans, and the creation of incentives, so as not to create an excessive amount of risk.
Promoting Long-Term Growth and Discouraging Excessive Risk Taking
Review and Oversight of Risk

In 2010, the Office of the Comptroller of the Currency, the Federal Reserve Board of Governors and other regulatory agencies issued Interagency Guidance on Sound Incentive Compensation Policies (the “Compensation Guidance”). In response, Company management formed a review committee consisting of senior and executive leaders from human resources, audit, risk management, accounting, finance, legal, compliance and the various business lines (the “Incentive Risk Review Committee”). The Incentive Risk Review Committee undertook review of all the compensation plans of the Company in accordance with the Compensation Guidance. The Compensation Guidance required the Company to assess the balance of risk and reward in all compensation plans, the effectiveness of controls and risk management and the effectiveness of corporate governance, including Board of Director oversight. The Incentive Risk Review Committee reported to the Committee that the Company plans had a satisfactory balance of risk and reward and that controls, risk management and corporate governance were adequate. The Incentive Risk Review Committee reviews all new plans and any material changes to existing plans in accordance with the Compensation Guidance to continually assess the balance of risk and reward in the Company’s compensation plans. The Incentive Risk Review Committee reports the results of this review to the Committee on an annual basis.

Significant Equity Ownership

The stock ownership guidelines for executive management utilize a multiple of base salary measurement. The purpose of the ownership guidelines is to encourage executive investment in the enterprise and to align the interest of executive management with those of long-term Company shareholders. Under the guidelines, each named executive is encouraged to retain ownership of shares equaling the following amount of the executive’s base salary:

Executive Name	Multiple of Base Salary
Stacy C. Kymes	6 X base salary
Martin E. Grunst	5 X base salary
Scott B. Grauer	4 X base salary
Marc C. Maun	4 X base salary
Brad A. Vincent	4 X base salary

Executives are encouraged to meet their ownership guidelines within five years of becoming an executive officer or assuming a new role with greater ownership guidelines. Stacy C. Kymes, our CEO as of January 1, 2022, is encouraged to retain ownership of Company shares equal to at least six times his base salary by January 1, 2027. Martin E. Grunst, as our new CFO as of March 1, 2023, is encouraged to retain ownership of
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Company shares equal to at least five times his base salary by March 1, 2028. Messrs. Grauer and Maun currently meet the annual guidelines for their positions. Mr. Vincent is encouraged to retain ownership of Company shares of at least four times his base salary by September 1, 2026. The Executive Stock Ownership Guidelines calculate stock ownership using a first quarter, 90-day average. The 90-day average per share price for the first quarter of 2023 was $97.97. The Committee reviews compliance with the Executive Stock Ownership Guidelines annually. Unvested service shares, performance shares, and stock options do not count towards ownership. For a further accounting of Company named executive equity ownership see the beneficial ownership table on page 8. Base salary may be found in the Summary Compensation Table on page 46.

Shareholder and President and Chief Executive Officer Emphasis on Long-Term Success

George B. Kaiser, the largest shareholder of the Company and Chairman of the Company's Board, and Stacy C. Kymes, our President and CEO, emphasize a long-term approach to management, reducing pressure on executives to realize short-term gains to the detriment of overall long-term success.

Recoupment of Incentive Compensation

Under the Plan, in the event incorrect financial information or results were used as a basis for calculation of incentive compensation under the Plan, our Board of Directors may direct remedial action including the forfeiture of unpaid incentive compensation and/or the restitution of paid incentive compensation. Our Board of Directors may require forfeiture or restitution from any executive who is accountable for the incorrect financial information or results, as well as any executive who erroneously benefits from the incorrect financial information or results. In addition to the consequences under the Plan for improper compensation due to incorrect financial information or results, the Company has a Clawback Policy to recover improperly paid incentive-based compensation based on incorrect financial information or results, including incorrect financial information or results in previous periods. The Company’s Clawback Policy is attached as an exhibit to the Company’s most recent Annual Report on Form 10-K filed with the SEC.
Evaluating Executive Compensation Relative to Peer and Overall Earnings Performance
By basing the Executive Incentive Plan on peer bank comparison, the Company avoids penalizing executives for general industry and economic downturns and encourages executives to produce the best possible results in good and bad economic times. All the named executives receive a percentage of their annual incentive compensation based on the per share earnings growth (“EPS Growth”) of the Company compared to peer banks’ EPS Growth. In 2023, Kymes was eligible to receive 80% of his annual incentive based on EPS Growth, Grunst - 60%, Grauer - 40%, Maun - 40% and Vincent - 40%, as more fully described under “Annual Incentive Bonus” on page 39. A portion of long-term incentive ("LTI") target compensation, as more fully described under “Long Term Incentive Compensation” on page 41, is based on comparison to the peer bank median and is paid in restricted stock and restricted stock units (hypothetical Company common stock units), a majority of which, by the terms of the Plan, are performance based. In 2023, Kymes' LTI was 100% performance-based, while the other Named Executive Officers' ("NEOs") LTI was 70% performance based and 30% service-based. The Committee’s goal has always been to provide competitive remuneration to executives to enable the Company to hire and retain top talent. The Committee has reviewed previous years’ earnings per share performance relative to the peer banks and compensation paid to named executives relative to compensation paid to persons in similar positions at the peer banks.

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Factors Used for Establishing Executive Compensation
The following is an explanation of the primary data, metrics and criteria used by the Committee to determine compensation as more fully described in "Components of Compensation" below:

Earnings Per Share Growth Compared to Peers

•EPS Growth is a component of the annual and long term incentive under the Executive Incentive Plan.
•The Committee views EPS Growth as an important variable used in public markets to measure profitability and determine the Company’s stock price and, thus, shareholder value.

Business Performance

•"Business Performance" is determined by comparing the two-year average actual financial contribution of a business unit of the Company to its planned performance. Business Performance targets are established using standard Company methodologies and approved annually by the Board of Directors.
•Linking compensation to Business Performance motivates executives to achieve superior results in their particular business units, contributing to Company-wide profitability.

Strategic Objectives

•At the beginning of each year, Mr. Kymes meets with each of the named executives and other executives of the Company to establish individual strategic objectives ("Strategic Objectives").
•Strategic Objectives focus the executive team on expanding organizational capabilities, optimizing business models, and managing risk.
•Progress is discussed with each named executive and the other executives periodically throughout the year.

Peer Group Compensation Data

•The Company’s internal compensation group completes an annual peer review of executive compensation using publicly available information, including proxy statements.
•The Committee uses this information to assist in setting base salary and to establish annual and long-term compensation targets in accordance with the Plan.
•The Company updated its peer group guidelines in 2022 to create two distinct peer groups: one for measuring Company performance and one for benchmarking executive compensation. The performance peer group is larger than the pay peer group as the Committee believes Company performance should be compared to a broad segment of market competitors, while compensation should be benchmarked against a narrower group of peers that operate in similar markets.
•The Committee annually determines the two peer groups of banking institutions in accordance with the following guidelines that were updated in 2022:
•The peer banks shall include only publicly traded, SEC registered, United States banking institutions as reported in the S&P Global Market Intelligence SNL Platform or financial market data.
•The performance peer group shall include banking institutions which are up to two times in asset size larger than the Company and down to one-half in asset size smaller than the Company.
•Asset size means total assets reported in a banking institution’s most recent Annual Report on Form 10-K filed with the SEC.
•The pay peer group follows the same criteria laid out above, with an additional geographic filter based on the state in which each performance peer is headquartered.
•The Committee uses the two peer bank groups for determining comparable executive compensation and relative EPS Growth.

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The Committee determined the "Performance Peers" for the period ending December 31, 2023 ("Pay Peers" denoted with an asterisk):

Financial Institution
Ameris Bancorp	First Interstate BancSystem, Inc.*	Texas Capital Bancshares, Inc.*
Associated Banc-Corp*	Fulton Financial Corporation*	UMB Financial Corporation*
Bank OZK*	Glacier Bancorp, Inc.*	Umpqua Holdings Corporation(1)
BankUnited, Inc.	Hancock Whitney Corporation*	United Bankshares, Inc.*
Cadence Bank*	New York Community Bancorp, Inc.	United Community Banks, Inc.
Comerica Incorporated*	Old National Bancorp*	Valley National Bancorp
Commerce Bancshares, Inc.*	PacWest Bancorp	Webster Financial Corporation
Cullen/Frost Bankers, Inc.*	Pinnacle Financial Partners, Inc.*	Western Alliance Bancorporation*
East West Bancorp, Inc.	Prosperity Bancshares, Inc.*	Wintrust Financial Corporation*
F.N.B. Corporation*	Simmons First National Corporation*	Zions Bancorporation, NA*
First Hawaiian, Inc.	SouthState Corporation
First Horizon Corporation*	Synovus Financial Corp.
[1] Umpqua Holdings Corporation was part of the peer group when established, but its EPS performance will not be included in the calculation of BOKF's EPS performance verus peers due to its acquisition by Columbia Banking System in 2023.

Peer groups used to establish trailing average earnings per share growth are found in our previous proxy statement filings.

Components of Executive Compensation
Comparable Executive Position

For purposes of determining salary and setting targets for both annual and long-term incentive, each named executive’s position is compared to the Pay Peers' executive positions, based upon information reported in shareholder proxy statements, as follows (each a “Comparable Executive Position”): the Company’s CEO is compared against the chief executive officers of the Pay Peers; the CFO is compared against the chief financial officers of the Pay Peers; and the named executive officers, other than the CEO and CFO (i.e., Grauer, Maun, and Vincent), are compared against the highest paid positions of our Pay Peers, excluding the chief executive officer and the chief financial officer.

Salary

In determining base salary of named executives, the Committee is directed by the Plan to compare the median base salary of each named executive to that of the Comparable Executive Position from shareholder proxy statements of the Pay Peers. Adjustments to base salary of a named executive may occur based upon a named executive’s experience, scope and scale of position, performance history and effectiveness in building organizational capabilities. For 2023, the BOK Financial base salary for each of the named executives compared to the median of the executive’s Comparable Executive Position was as follows:
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Executive Name	BOKF Base Pay Compared to Pay Peer Median for Comparable Executive Position
Stacy C. Kymes	99%
Martin E. Grunst	100%
Scott B. Grauer	104%
Marc C. Maun	100%
Brad A. Vincent	99%
Steven E. Nell [1]	108%
[1] Mr. Nell retired effective February 28, 2023.

Executive Incentive Compensation

The Executive Incentive Plan allows the named executives, and certain executives that report directly to, or are designated by, the CEO, to earn (1) an annual cash incentive, which has historically been paid in the first quarter of the year following that to which the service relates, and (2) a long-term incentive, which may be paid through the award of service-based or performance-based restricted stock or restricted stock units (hypothetical Company common stock units), or a combination of the foregoing as determined by the Committee. For 2023, the Committee elected to award long-term incentive in the form of restricted shares and restricted stock units. Share-based compensation is awarded based on the closing stock price on the second Friday in January and is granted on the date on which the Committee approves long-term incentive targets, typically at the February Committee meeting.

Annual Incentive Bonus

The “Annual Incentive Bonus” is determined as follows:

(i)The target Annual Incentive Bonus for each named executive is determined annually by the Committee and is a percentage of base salary. The Committee reviews the median Annual Incentive Bonus target for the named executive’s Comparable Executive Position and adjusts the target Annual Incentive Bonus based upon factors determined by the Committee such as years in the position, responsibilities, and performance (the “Annual Incentive Target”).

(ii)“Earnings Per Share Performance” is the percentile ranking of the Company after (a) calculating the two-year average earnings per share growth (“Average Growth”) for each Performance Peer and for the Company and (b) ranking the Company’s Average Growth compared to the Performance Peer's Average Growth, starting with the highest Average Growth, and ending with the lowest Average Growth. A named executive shall earn that portion of his or her Annual Incentive Bonus based upon Earnings Per Share Performance (an “EPS Bonus”) using a linear interpolation pursuant to which 0% of the EPS Bonus shall be earned if the Earnings Per Share Performance is below the 30th percentile, 33% of the EPS Bonus shall be earned if the Earnings Per Share Performance is at the 30th percentile, 100% of the EPS Bonus shall be earned if the Earnings Per Share Performance is at the 50th percentile, and 200% of the EPS Bonus shall be earned if the Earnings Per share Performance is at the 80th percentile or above, as illustrated in the following matrix:
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(iii)A named executive shall earn that portion of the executive’s Annual Incentive Bonus based upon Business Performance (the “Business Performance Bonus”) versus budget ("Plan") using a linear interpolation pursuant to which 0% of the Business Performance Bonus shall be earned if Business Performance is below 80%, 33% of the Business Performance Bonus shall be earned if 80% of Business Performance is achieved, 100% of the Business Performance Bonus shall be earned if 100% of Business Performance is achieved, and 200% of the Business Performance Bonus shall be earned if 120% or more of Business Performance is achieved as illustrated in the following matrix:
(iv)Each named executive is eligible to receive 20% of the executive’s Annual Incentive Bonus based on the Strategic Objective achievement. The Strategic Objectives are established by the Chief Executive Officer and were reviewed and approved by the Committee on February 28, 2023 for service performed in 2023. Strategic Objectives recognize the importance of focus by each named executive on expanding organizational capabilities, optimizing business models, and managing risk.

(v)For 2023, the Annual Incentive Targets and payouts for the named executives are as follows:
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Annual Incentive Bonus Factors
Executive Name	Target Award % of Base	BOKF EPS Growth(1)		Business Performance(2)		Strategic Objectives		Final Payouts (4)
		Weight	Payout (%) (1)	Weight	Payout (%)	Weight	Achieved (%)(3)	($)	% of Base
Stacy C. Kymes	115%	80%	90%	—%	—%	20%	120%	$1,130,496	110%
Martin E. Grunst	80%	60%	90%	20%	109%	20%	120%	$419,017	80%
Scott B. Grauer	90%	40%	90%	40%	99%	20%	120%	$521,949	90%
Marc C. Maun	80%	40%	90%	40%	200%	20%	120%	$627,200	112%
Brad A. Vincent	75%	40%	90%	40%	170%	20%	110%	$486,173	94%
Steven E. Nell(5)	--	--	--	--	--	--	--	--	--
(1)    For 2023, BOKF Earnings per Share performance percentile rank was 47% based on the 2022 Performance Peer group, resulting in a 90% payout.
(2)    Grunst's Business Performance is based on overall Company performance; Grauer's Business Performance is based on the Wealth Management business unit performance; Maun's Business Performance is based on the Regional Banking business unit performance; and Vincent's Business Performance is based on the Specialized Industries business unit performance. Targets are established annually by standard Company methodologies.
(3)    At the February 20, 2024 Compensation Committee meeting, Kymes, as current CEO, presented his detailed assessments of the executives' performance against the strategic objectives established by the Committee, and the Committee approved those achievement percentages. Kymes' achievement percentage was recommended by the Committee Chair and approved by the Committee on that date.
(4)    Final payouts were approved by the Committee on February 20, 2024.
(5)    Nell was not eligible for a 2023 annual incentive bonus under the terms of the Executive Incentive Plan based on his retirement date.

Long Term Incentive Compensation

“Long Term Incentive Compensation” is determined as follows:

(i)    The Long Term Incentive Compensation target is a percentage of each executive's base salary. It is calculated based on the Comparable Executive Position at each Pay Peer based upon such Pay Peer's latest proxy statements (the “Peer Long Term Incentive Compensation Amount”).

(ii)    The Long Term Incentive Compensation awarded to each named executive is based upon the median target of all the Pay Peer Long Term Incentive Compensation Amounts corresponding to such Plan participant’s Comparable Executive Position, adjusted by the Committee using such factors as years in the position, responsibilities, and performance. The amounts paid to the Executives as restricted stock awards or restricted stock units may be found in column (e) of the Summary Compensation Table on page 46.

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(iii)    For 2023, the named executives were awarded the following percentage of Long Term Incentive Compensation:

Executive Name	2023 LTI Target (as a % of base)	Performance-Based (as a % of target)	Service-Based (as a % of target)
Stacy C. Kymes	235%	100%	-
Martin E. Grunst	110%	70%	30%
Scott B. Grauer	125%	70%	30%
Marc C. Maun	115%	70%	30%
Brad A. Vincent	100%	70%	30%
Steven E. Nell	115%	70%	30%

Long Term Incentive Compensation is paid through the award of service-based restricted stock, performance-based restricted stock, or a combination of service-based and performance-based restricted stock, as determined by the Committee annually prior to March 15 of the applicable year. Service-based and performance-based restricted stock and restricted stock units (hypothetical Company common stock units) are issued pursuant to, and subject to the additional terms of (including restrictions and forfeiture), the BOK Financial Corporation 2009 Omnibus Incentive Plan (the “Omnibus Plan”). Performance-based restricted stock and units vest once earned as described in paragraph (ii) below and generally may not be transferred by the named executive until two years after vesting. Service-based restricted stock and units vest once earned as described in paragraph (iv) below, and generally may not be transferred by the named executive until two years after vesting.

(i)“Long Term Incentive EPS Performance” is the percentile ranking of the Company after (a) calculating the trailing three-year period earnings per share growth (determined as of the second anniversary of the end of the year in respect of which the performance-based restricted stocks were awarded) (the “Three Year EPS Average Growth”) for each Performance Peer and for the Company and (b) ranking the Company’s Three Year EPS Average Growth compared to the Performance Peers’ Three Year EPS Growth Average, starting with the highest Three Year EPS Average Growth and ending with the lowest Three Year EPS Average Growth.

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(ii)Each annual award of performance-based restricted stock or units are reviewed for performance as of the second year-end anniversary of the year in respect of which the performance-based restricted stock was awarded (the “Reviewed Restricted Stocks”). A named executive shall earn Reviewed Restricted Stock using a linear interpolation pursuant to which 0% of the Reviewed Restricted Stock shall be earned if the Long Term Incentive EPS Performance is below the 30th percentile, 33% of the Reviewed Restricted Stock shall be earned if the Long Term Incentive EPS Performance is at the 30th percentile, 100% of the Reviewed Restricted Stock shall be earned if the Long Term Incentive EPS Performance is at the 50th percentile, and 200% of the Reviewed Restricted Stock shall be earned if the Long Term Incentive EPS Performance is at the 80th percentile or above as illustrated in the following matrix:
(iii)In the event that the Long Term Incentive EPS Performance is such that performance exceeds the target grant (e.g. 120% of target), the named executive receives an additional grant of performance-based restricted stock that equals the difference between the number of performance-based restricted stock that was granted at target and that which was earned pursuant to the immediately preceding paragraph (ii) (e.g. 20%) (the “Shares Exceeding Target”). The vesting and transfer restrictions on the Shares Exceeding Target shall be equal in duration to the Reviewed Restricted Stock. In the event that the Long Term Incentive EPS Performance is such that performance does not equal or exceed the target grant, the named executive shall forfeit the performance-based restricted stock received in accordance with the preceding paragraph (ii) but not earned by the named executive.

(iv)To the extent the Company’s earnings per share for the year in which service-based restricted stock or units are granted (the “Service-Based Performance Year”) does not equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the named executive shall forfeit all the service-based restricted stock granted to him or her in such Service-Based Performance Year on or before March 15 of the year following the Service-Based Performance Year. To the extent the Company’s earnings per share for the year following the grant of service-based restricted stock equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the named executive retains all the service-based restricted stock granted to him or her the previous year and such shares shall be earned and vest three years following the second Friday in January of the year in which such shares were granted.

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401(k) Plan

Executives may contribute to the BOKF 401(k) Plan (also referenced sometimes as the BOKF Thrift Plan). Employee contributions are matched by the Company up to 6% of base compensation based on years of service and subject to 401(k) Plan limits. Named executives may direct the investments of their accounts in a variety of options, including BOK Financial common stock.

Perquisites and Other Personal Benefits

Other than participation in the plans and programs described above, benefits which are immaterial in nature and disclosed in footnote 4 to the Summary Compensation Table on page 46 and benefits which are provided to employees generally such as health and dental insurance, the Company does not provide perquisites or other personal benefits to named executive officers.
Compensation Philosophy and Objectives

The BOK Financial executive compensation program has many objectives, all of which are designed to enhance Company value. Because no single type of compensation award or performance criteria could achieve all objectives, several types of compensation performance criteria and awards are used to achieve the maximum benefit from executive compensation.

There is no pre-established policy or target for allocating executive compensation between cash and equity, long-term and short-term. Rather, the Committee considers its varied objectives, personal performance, Company performance and data regarding peer bank compensation to establish the appropriate level and mix of incentive compensation. The Committee has generally chosen not to consider the benefits to named executives from previously awarded compensation other than to establish a baseline for future compensation.

Company executive compensation objectives include:

Sustained, Above Peer Performance - BOK Financial rewards sustained above peer performance through the Executive Incentive Plan which uses relative EPS Growth as a metric.

Individual Performance and Teamwork - Annual incentive compensation promotes individual performance with a percentage of annual incentive compensation being based on Business Performance (except for the CEO) and a percentage being based on EPS Growth, with potential downward adjustments for failure to meet individual performance goals. Long-term compensation, which is awarded entirely as equity, promotes teamwork by aligning all executives’ interests with the success of the Company as a whole.

Link Compensation to Operational Results - By using EPS Growth and Business Performance as the metrics for performance, both annual and long-term compensation are directly tied to financial performance of the Company. The Committee also considers the financial success of the Company when determining salary.

Competition with Peer Banks - To attract and retain superior executives, BOK Financial strives to provide levels of compensation comparable to competitor banks. The Committee considers peer compensation data when establishing salary and incentive compensation targets.

Align Executive Interests with Shareholder Interests - While BOK Financial does not have a specific policy or target for determining the allocation between equity and cash awards, the Company does promote equity ownership to align executive interests with shareholder interests. All long-term executive compensation is paid in restricted stock or restricted stock units. Stock ownership guidelines as described on pages 35 and 36 require executives to retain Company stock.

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Change of Control and Termination Benefits

The Company has a limited number of change of control benefits for executive officers. If an executive, or any employee of the Company, is terminated within one year after a “change of control” (as defined in footnote 3 on page 54), and such termination is other than “for cause” (as defined in footnote 4 on page 54), then all unvested performance shares and stock options he or she has been granted vest. Stock options must then be exercised within 90 days of the change of control.

Executive officers receive the same severance benefits as other Company employees which are based upon the amount of time a person has been employed by the Company. The named executives are entitled to receive additional severance pursuant to their employment agreements as more fully described in Potential Payments upon Termination found on page 53. The Company believes that the severance and termination payments help recruit and retain senior executives by protecting them in the event their positions are adversely impacted by an unexpected change in circumstance and are consistent with those offered by competitors.
Equity Grant Policy

The equity grant date for each year (the "Grant Date") is the date on which the Committee approves long-term incentive targets, typically at the February Committee meeting. There is no program or policy to coordinate the granting of equity with the release of material non-public information.
Tax and Accounting Considerations
Section 409A of the Internal Revenue Code

If an executive ("Service Provider") is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to substantial risk of forfeiture. In such case, the Service Provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit included in the income. The Company believes all deferred compensation benefits currently comply with 409A.
Committee Report
The Committee meets as often as necessary to perform its duties and responsibilities. The Committee held three meetings during fiscal year 2023. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Committee, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and delivered to shareholders.

COMPENSATION COMMITTEE
Joseph W. Craft III (Chairman)
Chester E. Cadieux, III
David F. Griffin
George B. Kaiser
Steven J. Malcolm
Emmet C. Richards
Claudia S. San Pedro
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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table provides summary information concerning the compensation of the named executive officers for the past three fiscal years.

Executive Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Award	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stacy C. Kymes President & Chief Executive Officer	2023	$1,016,667	$—	$2,406,351	$—	$1,130,496	$—	$53,187	$4,606,700
	2022	$980,000	$100,000	$2,057,989	$—	$196,000	$1,283	$93,962	$3,429,234
	2021	$609,167	$—	$609,464	$—	$698,618	$1,864	$77,807	$1,996,920
Martin E. Grunst Executive Vice President Chief Financial Officer	2023	$512,750	$—	$577,561	$—	$419,017	$—	$46,957	$1,556,285
Scott B. Grauer Executive Vice President-Wealth Management; Chief Executive Officer of BOK Financial Securities, Inc.	2023	$598,841	$—	$727,504	$—	$521,949	$—	$54,915	$1,903,209
	2022	$569,584	$—	$695,650	$—	$486,375	$3,314	$95,342	$1,850,265
	2021	$543,703	$—	$582,985	$—	$578,230	$4,817	$81,036	$1,790,771
Marc C. Maun Executive Vice President- Regional Banks	2023	$552,500	$—	$643,986	$—	$627,200	$—	$63,153	$1,886,839
	2022	$515,000	$—	$514,904	$—	$428,480	$—	$88,718	$1,547,102
	2021	$415,000	$—	$352,796	$—	$348,143	$—	$63,831	$1,179,770
Brad A. Vincent Executive Vice President- Specialized Industries	2023	$504,167	$—	$515,025	$—	$486,173	$—	$193,771	$1,699,135
Steven E. Nell(6) Former Executive Vice President and Chief Financial Officer	2023	$283,250	$—	$651,560	$—	$—	$—	$88,473	$1,023,283
	2022	$563,750	$—	$651,452	$—	$237,276	$—	$109,912	$1,562,390
	2021	$550,000	$—	$632,528	$—	$489,431	$4,108	$82,766	$1,758,833

(1)The amounts in column (d) include a discretionary bonus for Kymes in the amount of $100,000 which was approved by the Compensation Committee on February 28, 2023.

(2)The amounts in column (e) are the grant date fair value of the non-vested stock. Kymes, Grauer, and Nell were issued restricted stock awards in all years; Maun was issued restricted stock awards in 2023, and restricted stock units in 2022 and 2021; Grunst and Vincent were issued restricted stock units in 2023.

(3)The amounts in column (g) reflect the annual cash awards made pursuant to the Executive Incentive Plan, which is discussed in further detail on page 38 under the heading “Components of Executive Compensation.” Incentive amounts are paid at a targeted percentile of our Pay Peers.

(4)The amounts in column (h) include (i) the actuarial increase in the present value of the named executive officer’s benefits under the Company pension plan using a discount rate defined in the Pension Plan and (ii) Nonqualified Deferred Compensation Earnings further described in column (d) of the Nonqualified Deferred Compensation Table on page 52. Executives who did not have the ability to defer income or who chose not to defer income are not required to disclose investment income on the Summary Compensation Table.

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(5)The amounts in column (i) for 2023 are derived from: Company matching contributions to the BOKF Thrift Plan as follows: Kymes, $39,600; Grunst, $29,700; Grauer, $39,600; Maun, $39,600; Vincent, $39,600; and Nell, $33,990; executive life insurance benefits as follows: Kymes, $1,760; Grunst, $2,629; Grauer, $3,284; Maun, $6,156; Vincent, $4,910; and Nell, $1,675; an executive wellness benefit for named executive officers and spouses as follows: Kymes, $3,600; Grunst, $2,775; Grauer, $3,600; Maun, $4,000; Vincent, $3,600; and Nell, $1,800; a medical supplement for named executive officers as follows: Kymes, $2,398; Grunst, $2,398; Grauer, $2,398; Maun, $2,398; Vincent, $2,398; and Nell, $1,199; dividend equivalents paid on the distribution of 2020 restricted stock units, as applicable, as follows: Grunst, $9,455; Maun, $7,756; and Nell, $13,913; trip earnings (personal portion of a trip such as an accompanying spouse), as follows: Kymes, $5,829; Grauer, $6,033; Maun, $3,243; and Vincent, $3,771; an in-service deferred compensation distribution based on named executives' plan elections as follows: Vincent, $139,492; the payout of accrued and unused vacation time at retirement as follows: Nell, $21,791; and a retirement gift for Mr. Nell in the amount of $14,104.

(6)Nell retired effective February 28, 2023.

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2023 Pay Ratio Disclosure

For purposes of calculating the 2023 ratio of the median annual total compensation of all Company employees to the total annual compensation of the Company’s Chief Executive Officer, the Company included in its calculation of compensation: base salary, commissions, annual bonus amounts, stock-based compensation, other incentive payments (including sign-on bonuses), and other forms of compensation, including Company 401(k) match. The Company used December 31, 2023 as its measurement date. On December 31, 2023, the Company had 4,966 employees nationwide, excluding the Chief Executive Officer. Compensation amounts were annualized for any employee who had less than a full year of service during 2023. Total 2023 compensation for Stacy C. Kymes, the Company’s Chief Executive Officer, was determined to be $4,606,700 and was approximately 48 times the median annual compensation of all Company employees (excluding the Chief Executive Officer) of $96,875.

Options Exercised and Stock Vested

The following table provides certain information concerning the exercise of stock options and the vesting of shares by the named executive officers during fiscal year 2023:

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Executive Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stacy C. Kymes	—	$—	2,138	$219,765
Martin E. Grunst	—	$—	1,508	$155,007
Scott B. Grauer	—	$—	2,045	$210,206
Marc C. Maun	—	$—	1,237	$127,151
Brad A. Vincent	—	$—	1,228	$126,226
Steven E. Nell	—	$—	5,206	$469,381
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Grants of Plan-Based Awards

The following table provides certain information with respect to (i) non-equity annual incentive awards made pursuant to the Executive Incentive Plan and (ii) the options, service and performance shares awarded as long-term compensation pursuant to the Executive Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Executive Name	Grant Date (m/dd/yy)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Award ($/sh)	Grant Date Fair Value of Stock and Option Awards(8) ($)
Stacy C. Kymes	(1)	$310,886	$942,080	$1,884,160
	(2)		$235,520	$282,624
	2/28/2023(4)				7,759	23,511	47,022				$2,406,351
Martin E. Grunst	(1)	$83,160	$252,000	$504,000
	(2)		$84,000	$100,800
	(3)	$27,720	$84,000	$168,000
	2/28/2023(6)				1,304	3,950	7,900				$404,283
	2/28/2023(7)							1,693			$173,279
Scott B. Grauer	(1)	$69,142	$209,520	$419,040
	(2)		$104,760	$125,712
	(3)	$69,142	$209,520	$419,040
	2/28/2023(4)				1,642	4,976	9,952				$509,294
	2/28/2023(5)							2,132			$218,210
Marc C. Maun	(1)	$59,136	$179,200	$358,400
	(2)		$89,600	$107,520
	(3)	$59,136	$179,200	$358,400
	2/28/2023(4)				1,453	4,404	8,808				$450,749
	2/28/2023(5)							1,888			$193,237
Brad A. Vincent	(1)	$50,985	$154,500	$309,000
	(2)		$77,250	$92,700
	(3)	$50,985	$154,500	$309,000
	2/28/2023(6)				1,162	3,522	7,044				$360,477
	2/28/2023(7)							1,510			$154,549
Steven E. Nell(9)	2/28/2023(4)				1,470	4,456	8,912				$456,072
	2/28/2023(5)							1,910			$195,489

(1)Kymes receives 80%, Grunst receives 60%, and Grauer, Maun, and Vincent receive 40% of their annual incentive based on EPS Growth. Annual incentive cash awards were finalized and approved by the Committee on February 28, 2023 and are provided in column (g) of the “Summary Compensation Table” on page 46 herein. For final target achievement and payout, see the Annual Incentive Bonus Factors chart on page 41. The total annual incentive cannot exceed $2,000,000 for any participant per the Executive Incentive Plan.

(2)Represents annual incentive targets for achievement of Strategic Objectives established by the Committee on February 28, 2023 for service performed in 2023. The named executives were eligible to receive 20% of their annual incentive based on Strategic Objective goal achievement which may range from zero to 120%.

(3)    Represents annual incentive targets for Business Performance Bonus established by the Committee on February 28, 2023 for service performed in 2023. Grunst receives 20% of his annual incentive based on overall Company performance. Grauer, Maun, and Vincent each receive 40% of their annual incentive based on business unit performance.

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(4)    Represents performance shares granted as long-term incentive pursuant to the Executive Incentive Plan. Performance shares vest when earned and are subject to a two year hold requirement, followed by stock ownership guidelines as further described in “Compensation Discussion and Analysis” on page 34 herein.

(5)    Represents service shares granted as long-term incentive pursuant to the Executive Incentive Plan. Service shares vest on the third anniversary of the second Friday in January of the year in which the service shares were issued and are subject to a two year hold requirement, followed by stock ownership guidelines as further described in “Compensation Discussion and Analysis” on page 34 herein.

(6)    Represents performance units granted as long-term incentive pursuant to the Executive Incentive Plan. Performance units vest when earned and are subject to a two year hold requirement, followed by stock ownership guidelines as further described in "Compensation Discussion and Analysis" on page 34 herein.

(7)    Represents service units granted as long-term incentive pursuant to the Executive Incentive Plan. Service shares vest on the third anniversary of the second Friday in January of the year in which the service shares were issued and are subject to a two year hold requirement, followed by stock ownership guidelines as further described in “Compensation Discussion and Analysis” on page 34 herein.

(8)    Amounts reported in column (l) represent the grant-date fair value of non-vested stock awarded. The Company’s policy regarding the valuation of stock compensation is included on page 100 of the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2024.

(9)    Mr. Nell was not eligible to earn a 2023 annual incentive award based on his retirement date.

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Outstanding Equity Awards at Fiscal Year-End

The following table includes stock options and performance shares outstanding as of December 31, 2023.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Executive Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Stacy C. Kymes						2,410	$206,417
								46,828	4,010,818
Total	—	—				2,410	$206,417	46,828	$4,010,818
Martin E. Grunst						4,558	390,393
								10,634	$910,802
	—	—				4,558	$390,393	10,634	$910,802
Scott B. Grauer						6,231	$533,685
								14,542	$1,245,522
Total	—	—				6,231	$533,685	14,542	$1,245,522
Marc C. Maun						4,611	$394,932
								10,758	$921,423
Total	—	—				4,611	$394,932	10,758	$921,423
Brad A. Vincent						3,872	$331,637
								6,167	$528,204
Total	—	—				3,872	$331,637	6,167	$528,204
Steven E. Nell						—	$—
								6,970	$596,981
Total						—	$—	6,970	$596,981

(1)Column (g) represents service shares or units which are not subject to adjustment based upon the three year performance period, but which have not yet completed the vesting period. Service shares vest pursuant to the Executive Incentive Plan. Shares may not be sold unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis” on page 34. Per the Omnibus Plan, Nell's service shares were prorated based upon the portion of the vesting period he was employed by the Company and vested upon his retirement from service resulting in no outstanding service shares on December 31, 2023.
(2)Market value of shares is based on the closing price of BOK Financial common stock of $85.65 (as reported on NASDAQ as of December 31, 2023).
(3)Column (i) represents performance shares or units granted as long-term incentive awards pursuant to the Executive Incentive Plan, the amount of which remains subject to adjustment based on EPS Growth over a three year performance period as further described in "Compensation Discussion and Analysis" on page 34. Performance shares vest pursuant to the Executive Incentive Plan. Shares may not be sold unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis.” Per the Omnibus Plan, Nell's performance shares were prorated based upon the portion of the vesting period he was employed by the Company upon his retirement. The prorated performance shares will continue to vest according to the originally established schedule based on Company performance.
Pension Benefits

The BOKF Pension Plan was frozen since December 31, 2005. The Board of Directors passed a resolution on November 2, 2021 to terminate the plan effective February 28, 2022. Plan participants were given the option to 1) receive a lump sum distribution, 2) rollover their balance to an IRA or qualified plan, or 3) have an annuity
BOK Financial Corporation | 51

purchased on their behalf. Plan assets were distributed on September 2, 2022. The normal retirement age under the BOK Financial Pension Plan (the "Plan") is age 65.

Given the termination of the Plan and distributions made in 2022, there were no plan balances or distributions made in 2023.
Nonqualified Deferred Compensation

In 2018, BOKF amended its non-qualified deferred compensation program to allow executives to defer portions of their compensation, including the deferral of equity awards, beginning with the 2019 equity award, which vested in early 2022. Several members of the executive team have elected to participate in the program each of the last five years. Named executives participating in the plan are captured below.

The following table describes the balances of deferral accounts as of December 31, 2023 for the named executives:

Executive Name(1)	Executive Contributions in Last FY(2) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last FYE(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Martin E. Grunst	$149,146	$—	$(50,738)	$—	$1,559,387
Marc C. Maun	$121,391	—	$187,598	—	$2,986,582
Brad A. Vincent	$151,250	$—	$209,175	$(139,492)	$2,246,656
Steven E. Nell	$224,700	—	$(183,932)	$(1,130,050)	$—

(1)Kymes and Grauer are named executives but are not listed as they do not participate in the BOKF non-qualified deferred compensation program.

(2)Messrs. Grunst, Maun, and Nell each elected to defer 100% of their 2020 equity awards, which vested on January 10, 2023. The gross value of the awards were deferred to their non-qualified deferred compensation accounts, less applicable taxes. Net amounts related to the 2020 equity award are as follows: Grunst, $149,146; Maun, $121,931; and Nell, $224,700. Vincent elected to defer a portion of his base salary totaling $151,250. Contributions made during calendar year 2023 related to compensation earned in 2022 are not reflected in the table above.

(3)Earnings for Grunst, Maun, and Nell included gains or losses reported on investments, as well as dividends paid and changes in fair value of the Company's common stock. These earnings include accrued dividends related to the 2020 equity award which are also reflected in column (i) of the Summary Compensation Table on page 46. Net earnings on the accrued dividends are as follows: Grunst, $9,455; Maun, $7,756; Nell, $13,913. Earnings for Vincent included gains or losses reported on investments, as well as dividends paid; Vincent did not hold BOKF stock in his deferred compensation account during plan year 2023. Plan participants do not receive above-market or preferential earnings under the Company's nonqualified deferred compensation plan and as such, no nonqualified deferred compensation earnings are reported in the Summary Compensation Table on page 46.

(4)Aggregate withdrawals and distributions from the plan included: Vincent, $139,492 in-service distribution; Nell, $1,130,050 lump sum distribution following his retirement.

(5)Aggregate balances include amounts reported for 2021 and 2022 in the Summary Compensation Table on page 46, as follows: Maun, 100% of his 2021 non-equity incentive plan compensation in the amount of $348,143; 100% of his 2022 non-equity incentive plan compensation in the amount of $428,480.

Participation in the BOKF Non-Qualified Deferred Compensation Plan is limited to a select group of management and other highly compensated employees. The Company determines who is eligible to participate on an annual basis.

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Participants make contribution elections annually during an enrollment period each November. Participants may elect to defer up to 90% of their base salary/draw, and up to 100% of any commissions, quarterly or annual incentive bonuses, or annual discretionary bonus on a pre-tax basis. Executives also have the option to defer their annual equity awards into the Plan upon vesting (e.g., the value of an award granted in 2021 will move into the plan upon vesting in 2024).

Participants have the ability to invest non-equity contributions in a variety of fund options, and equity awards are non-diversifiable until the two-year hold requirement is met as described in "Long Term Incentive Compensation" on page 41. Account transactions, including asset allocation changes, rebalances, and transfers, are processed daily.

Distribution elections may be made to pay balances at retirement/termination or in-service, while the participant is still employed by the Company. Retirement balances may be paid out to participants in a lump sum, in annual installments over a period of up to 15 years, or in a partial lump sum with the balance paid in installments. In-service balances can be paid in a lump sum or in annual installments over a period of up to five years.

Balances of terminated employees are generally paid in a lump sum, unless an in-service installment pay out has already begun. In-service balances are valued as of the end of the month selected with payouts made the following month. Retirement/termination balances are generally valued on the last business day of the sixth month following the month the termination occurs, with payments made the following month. Pursuant to Internal Revenue Service ("IRS") regulations, Participants may change the timing and form of payment, subject to at least a five-year delay in benefit commencement. All changes must be submitted at least 12 months prior to the current distribution date to be valid.

Income taxes on contributions and earnings are deferred until the time of distribution. Withholding for Social Security and Medicare is made at the time income is earned, or as Company contributions vest.

Potential Payments Upon Termination

The following table shows potential payments to the named executive officers under existing contracts, agreements, plans or arrangements for various scenarios, assuming a December 31, 2023 termination date. Each of the named executive officers is subject to an employment agreement.
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Executive Name(1)	Compensation Component	Termination without Cause(2)	Termination without Cause Following a Change of Control(3)	Termination for Cause(4)
Stacy C. Kymes	Salary/Severance	$1,732,653	$2,048,000	$—
	Unvested Restricted Stock	$4,217,235	$4,217,235	$—
	Unvested Restricted Units	$—	$—	$—
	Other (5)	$3,000	$3,000	$6,000
TOTAL		$5,952,888	$6,268,235	$6,000
Martin E. Grunst	Salary/Severance	$888,326	$1,050,000	$—
	Unvested Restricted Stock	$—	$—	$—
	Unvested Restricted Units	$1,301,195	$1,301,195	$—
	Other (5)	$3,000	$3,000	$6,000
TOTAL		$2,192,521	$2,354,195	$6,000
Scott B. Grauer	Salary/Severance	$984,768	$1,164,000	$—
	Unvested Restricted Stock	$1,779,207	$1,779,207	$—
	Unvested Restricted Units	$—	$—	$—
	Other (5)	$3,000	$3,000	$6,000
TOTAL		$2,766,975	$2,946,207	$6,000
Marc C. Maun	Salary/Severance	$947,547	$1,120,000	$—
	Unvested Restricted Stock	$538,910	$538,910	$—
	Unvested Restricted Units	$777,445	$777,445	$—
	Other (5)	$3,000	$3,000	$6,000
TOTAL		$2,266,902	$2,439,355	$6,000
Brad A. Vincent	Salary/Severance	$871,400	$1,030,000	$—
	Unvested Restricted Stock	$428,850	$428,850	$—
	Unvested Restricted Units	$430,991	$430,991	$—
	Other (5)	$3,000	$3,000	$6,000
TOTAL		$1,734,241	$1,892,841	$6,000

(1)Executive payments upon termination do not include payments of deferred compensation which, if applicable, are described on page 52. The table assumes (i) that the executive has been paid all amounts owed through the date of termination, (ii) the closing price of BOK Financial common stock of $85.65 (as reported on NASDAQ as of December 31, 2023); and (iii) salary, unvested restricted stock, and unvested restricted unit information as of December 31, 2023. Except as expressly provided herein or amounts owed up through the date of termination, executive does not receive any additional payments in the event of voluntary termination, early retirement (prior to age 65), retirement (age 65 or older), involuntary for cause termination, change of control, or upon death or disability.

(2)When the executive’s employment is terminated without cause, he or she shall receive standard severance pay in effect at the time of termination, and in addition, an amount equal to the executive’s then annual salary payable in one lump sum payment. The executive shall be entitled to receive pension, thrift, medical insurance, disability insurance plans benefits and other fringe benefits accrued through, but not beyond the date of termination, and shall be entitled to receive pay for vacation in accordance with the Company’s existing policy. Restricted stock and restricted units held by the executive shall continue to be held by the executive but shall remain subject to all applicable restrictions.

(3)When the executive’s employment is terminated without cause following a change of control, he or she shall receive a lump sum payment in an amount equal to two times executive’s then Annual Salary at the time of termination in lieu of standard and enhanced severance amounts. “Change of Control” occurs when either (i) George B. Kaiser, affiliates of George B. Kaiser, George B. Kaiser Foundation, George Kaiser Family Foundation, and/or members of the family of George B. Kaiser collectively cease to own more shares of the voting capital stock of BOK Financial than any other shareholder (or group of shareholders acting in concert to control BOK Financial to the exclusion of George B. Kaiser, affiliates of George B. Kaiser, George B. Kaiser Foundation, George Kaiser Family Foundation, and/or members of the family of George B. Kaiser), or (ii) BOK Financial shall cease to own directly and indirectly more than fifty percent (50%) of the voting capital stock of BOKF, NA.

(4)Termination of executive "for cause" would generally be termination for (i) failure to substantially perform his duties, (ii) committing any act which is intended to injure BOK Financial or its affiliates, (iii) charged, indicted or convicted of any criminal act or act involving moral turpitude, (iv) committing any dishonest or fraudulent act which is material to BOKF or its affiliates, including reputation or (v) refusing to obey orders of the CEO unless such instructions would require executive to commit an illegal act, could subject executive to personal liability, would require executive to violate the terms of his employment agreement or are inconsistent with recognized ethical standards or inconsistent with the duties of an officer of the bank.
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(5)For a period of two years following any termination for cause, and for a period of one year following any termination for any reason other than cause, the executive is prohibited from directly or indirectly contacting or soliciting, in any manner, individuals or entities who were at any time during the term of the executive’s employment agreement clients of BOKF, NA or any of its affiliates, for the purpose of providing banking, trust, investment, or other services provided by BOKF, NA or any of its affiliates, or contacting or soliciting employees of BOKF, NA or any affiliates of BOK, NA to seek employment with any person or entity except BOKF, NA and its affiliates. In exchange, the executive shall receive $3,000 in arrears for each year the non-solicitation agreement is in effect.
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PAY VERSUS PERFORMANCE ("PVP")
Pay Versus Performance Table
The following table shows Compensation Actually Paid ("CAP") over the past four years for 1) the Principal Executive Officer ("PEO"), i.e., the CEO, and 2) an average of the rest of the Non-PEO NEOs in addition to financial metrics for the sake of comparing executive pay to company performance.

Year	Summary Compens- ation Table Total to PEO(1)	Compens- ation Actually Paid to PEO(1), (2)	Average Summary Compens- ation Table Total for Non-PEO NEOs(3)	Average Compens- ation Actually Paid to Non-PEO NEOs(2), (3)	Value of Initial Fixed $100 Investment Based on:		Net Income	CSM: Earnings Per Share	Supple-mental: 3-Year Relative EPS (Percentile Ranking)
					Company TSR	Peer Group TSR(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2023	$4,606,700	$3,966,853	$1,613,750	$1,345,224	$109	$116	$530,746	$8.02	29%
2022	$3,429,234	$2,770,850	$1,620,647	$1,349,872	$128	$116	$520,273	$7.68	61%
2021	$4,770,327	$4,250,843	$1,789,011	$1,969,568	$128	$125	$618,121	$8.95	67%
2020	$5,540,358	$6,220,266	$1,839,044	$1,874,498	$81	$91	$435,030	$6.19	93%

(1)Steven G. Bradshaw served as Chief Executive Officer in 2020 and 2021 before retiring as CEO on December 31, 2021. Stacy C. Kymes assumed the role of Chief Executive Officer effective January 1, 2022.
(2)To calculate Compensation Actually Paid to the PEO and the non-PEO NEOs, the following amounts were deducted from and added to the Summary Compensation Table ("SCT") total compensation:

PEO Summary Compensation Table to CAP Reconciliation:

Year	SCT Total	Deductions from SCT Total	Additions to SCT Total	Compensation Actually Paid
		(i)	(ii), (iii)
2023	$4,606,700	$(2,406,351)	$1,766,503	$3,966,853
2022	$3,429,234	$(2,059,272)	$1,400,888	$2,770,850
2021	$4,770,327	$(2,226,025)	$1,706,541	$4,250,843
2020	$5,540,358	$(2,232,508)	$2,912,416	$6,220,266

Average Non-PEO NEO Summary Compensation Table to CAP Reconciliation:

Year	SCT Total	Deductions from SCT Total	Additions to SCT Total	Compensation Actually Paid
		(i)	(ii), (iii)
2023	$1,613,750	$(623,127)	$354,601	$1,345,224
2022	$1,620,647	$(593,661)	$322,886	$1,349,872
2021	$1,789,011	$(586,251)	$766,808	$1,969,568
2020	$1,839,044	$(586,550)	$622,004	$1,874,498

(i)    Represents the grant date fair value of equity-based awards granted each year and the change in actuarial present value of the individuals' accumulated benefit under all defined benefit pension plans.

(ii)    Reflects the value of equity calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown, including the fair value of equity awards granted in the covered year at the end of
BOK Financial Corporation | 56

the covered year; year-over-year changes in the fair value of equity awards granted in prior years that are still outstanding and unvested as of the covered year-end, including:
•2018, 2019, 2020, 2021, 2022, and 2023 Restricted Stock Awards ("RSAs") and Restricted Stock Units ("RSUs");
•2018, 2019, 2020, 2021, 2022, and 2023 Performance Stock Awards ("PSAs") and Performance Stock Units ("PSUs");
•January 2013 Option Grants;

and year-over-year changes in fair value of equity awards granted in prior years that vested in the covered year, including:
•2017, 2018, 2019, and 2020 RSA and RSU awards;
•2021, 2022, and 2023 RSAs for Mr. Nell at retirement;
•2017, 2018, 2019, and 2020 PSA and PSU awards;
•January 2013 Option Grants.

Service based awards are valued based on the stock price as of the end of each fiscal year or on vest date, as appropriate. Performance based awards are valued based on the stock price at the end of each fiscal year or on vest date, as appropriate, and are subject to a performance factor applied based upon the likelihood of the award to payout at vesting. This performance factor is based on the Company's Long Term Incentive performance factors described in more detail on page 42. Stock options are valued using Black-Scholes valuation at each relevant year end and vest date.

(iii)    No pension values are included in the additions to the Summary Compensation Table total to arrive at Compensation Actually Paid as there have been no service costs associated with the pension plan since it was frozen in 2005 and terminated in 2022 as described under Pension Benefits on page 51.

(3)The non-PEO NEOs reflected in columns (d) and (e) represent the following individuals for 2020 and 2021: Messrs. Steven E. Nell; Stacy C. Kymes; Scott B. Grauer; and Norman P. Bagwell. Following Mr. Kymes' move to Chief Executive Officer effective January 1, 2022, the non-PEO NEOs reflected in columns (d) and (e) represent the following individuals for 2022: Steven E. Nell; Scott B. Grauer; Marc C. Maun; and Norman P. Bagwell. Following Mr. Nell's retirement effective February 28, 2023, the non-PEO NEOs reflected in columns (d) and (e) represent the following individuals for 2023: Martin E. Grunst, Scott B. Grauer, Marc C. Maun, Brad A. Vincent, and Steven E. Nell.

(4)The Total Shareholder Return Peer group is the KBW Regional Banking Index, which is the same peer group used in the Shareholder Return Performance Graph on page 24 of the Company's Annual Report on Form 10-K for the year ending December 31, 2023.

Tabular Disclosure of Most Important Measures to Determine FY2023 Compensation Actually Paid
The items listed below represent the most important financial metrics the Company used to determine CAP for FY2023 as further described in our Compensation Discussion and Analysis within the sections titled "Annual Incentive Bonus" (page 39) and "Long-Term Incentive Compensation" (page 41). Although absolute earnings per share is not used for the purposes of calculating executive incentive, it is a one-year measure which directly impacts two- and three-year relative earnings per share peer group percentile rank, which each drive meaningful portions of executive pay.

Most Important Performance Measures
Earnings Per Share
3-Year Relative Earnings Per Share (EPS) Performance Peer Group Percentile Rank
2-Year Relative Earnings Per Share (EPS) Performance Peer Group Percentile Rank
Business Performance
BOK Financial Corporation | 57

Supplemental Graphs
1.Total Shareholder Return: Company versus Performance Peer Group
The Company's four-year cumulative Total Shareholder Return ("TSR") is shown in comparison to the KBW Regional Banking Index.

2.Compensation Actually Paid versus Total Shareholder Return
Below is a graph depicting the relationship between Compensation Actually Paid and Total Shareholder Return ("TSR").
BOK Financial Corporation | 58

3.Compensation Actually Paid versus Net Income
Below is a graph depicting the relationship between Compensation Actually Paid and Company Net Income.

4.Compensation Actually Paid versus Company Selected Measure
Below is a graph depicting the relationship between Compensation Actually Paid and Earnings Per Share ("EPS").

BOK Financial Corporation | 59

5.Supplemental: Compensation Actually Paid versus 3-Year EPS Performance Peer Group Percentile Rank
Below is a graph depicting the relationship between Compensation Actually Paid and the Company's percentile rank versus peers on three-year EPS growth versus the Company's performance peer groups descried in more detail on page 37. This performance factor is based the the Company's Long Term Incentive performance factors described in more detail on page 42.
BOK Financial Corporation | 60

ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRACTICES

BOK Financial is committed to being a responsible and good corporate citizen as we recognize that progress and growth for everyone in our communities is beneficial to our communities, our customers, our employees, our business, our shareholders and our other stakeholders. In our business operations, one of our goals is to make the communities where we operate a better place to live and work. As an employer, we value diversity, promote inclusion and foster career growth for all of our team members. Environmental, social and governance (“ESG”) practices help to drive our Company goals and values, and we have made it a top priority to implement ESG policies and procedures at BOK Financial.

We have developed an ESG working group that is composed of leaders from across our Company. Our ESG working group prepares an annual ESG Report (the “ESG Report”) that is reviewed and approved by our Audit Committee.

Environmental

Our Company and employees are committed to making a positive impact every day, and we know that being a good steward of natural resources is an essential part of being a good corporate citizen and improving the future of those we serve. We have taken many measures to reduce our environmental impact, including the following:

•Implemented utility use with smart technology;
•Instituted recycling programs for paper and waste;
•Use filtered water to reduce water waste;
•Implemented digital business strategies to reduce paper usage, postage and other support functions that impact the environment; and
•Use virtual collaboration tools to reduce employee travel and commutes.

Social

Community and Clients

Actively advancing the communities we serve is core to who BOK Financial is as a company. This benefit to the communities in which we operate emanates itself through a wide array of activities and initiatives, including, affordable housing investments, community development loans and other Company products and services.

Our social efforts focus on community services supporting low- to moderate-income ("LMI") individuals, promoting economic development, and revitalizing or stabilizing LMI geographies. We provide volunteers, serve on boards and give financial support to a variety of organizations that serve the most vulnerable citizens in our communities by addressing such issues as basic needs, education and economic development.

Volunteerism is an important component of our community support, with many of our employees participating on boards and conducting financial education training and more to help improve the communities we serve. The Company supports those efforts by providing each employee eight hours of paid volunteer time annually to support causes or organizations that are making a difference in the
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community, building key relationships and strategic partnerships that help drive our success. This commitment to volunteerism is led from the top of the Company.

In 2023, the Company and the BOKF Foundation gave a combined $9.0 million to organizations making a difference in our communities. Since 2013, we have committed more than $1.0 billion in loan funding to support affordable housing projects and $391 million in affordable housing investments.

In 2023, our employees donated more than 50,000 volunteer hours, and more than 400 employees served in 732 leadership roles with 495 nonprofit organizations. BOK Financial is a certifying organization for the President’s Volunteer Service Award, a program to celebrate individual volunteerism and commitment to community service. For 2023, the company recognized 142 employees who volunteered 100 hours or more with numerous nonprofit organizations across our footprint.

In 2023, our Company launched Dollars for Doers, a program which rewards our employees for living our core value to actively advance the communities we serve. In 2023, the Company matched employee volunteer hours with a total of $4,547 in contributions to employees' chosen non-profit organizations across our footprint. In 2023, over 1,500 employees nominated and voted on 112 nonprofit organizations to receive funding.

BOK Financial earned an Outstanding Community Reinvestment Act ("CRA") exam rating for 12 consecutive years. The Company maintains a strong CRA program by:

•Tracking lending opportunities in our communities and working with government, business and our non-profit partners;
•Reviewing lending distribution quarterly;
•Annually (or as needed) reviewing assessment area boundaries;
•Establishing and communicating goals for CRA performance;
•Measuring the Company against our peers;
•Considering CRA implications for opening and closing retail bank offices;
•Investing in our communities; and
•Partnering and volunteering with non-profits and organizations that impact LMI individuals and communities.

Employees

Recruiting:     BOK Financial is focused on ensuring a rich pool of diverse candidates for open roles. Our recruiting organization is fully AIRS® Certified and held accountable to monthly recruitment outreach efforts to diverse organizations, including HBCUs (Historically Black Colleges and Universities). We identify, participate in and sponsor recruitment events focused on diversity, including those for individuals with disabilities, LGBTQ+, veterans and more. We work with leading organizations and institutions—including Circa, Divergence Academy, Hispanic chambers of commerce, women’s professional networks and others—that promote and support the development of talent from underrepresented groups.

The Company’s early career program—the Accelerated Career Track ("ACT")—attracts high caliber college graduates, assists with their transition from college to professional working life, and jump-starts their career with BOK Financial. With an increased
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emphasis on recruiting from HBCUs and smaller institutions, we have significantly improved the diversity of recent ACT and intern classes over the past five years.

In 2021, we joined DiversityJobs which allows us to promote 100% of our jobs to diverse groups of more than 15,000 community-based organizations and niche diversity sites

Development:     We always strive to recognize and raise up talent within our workforce to help ensure employees at all levels experience meaningful career journeys. We provide learning opportunities that allow employees to deepen their understanding of diverse skills, opinions and knowledge. We also offer a variety of mentoring and leadership development opportunities for all employees to gain exposure to leaders and develop both personally and professionally.

Diversity:     Recognizing, respecting and leveraging diversity is central to our Company. We view this approach not only as a good business practice but simply as the right thing to do for all employers. The Company’s CEO-led Diversity Equity & Inclusion Council was launched in early 2019, helping to bring into focus the considerable efforts already occurring across the Company.

Diversity
Education: Training our employees is a top goal of ours. Our custom-designed course, Leveraging Inclusion and Mitigating Unconscious Bias, is assigned to all new managers to provide tools that support awareness of the automatic patterns of thinking as they learn to manage teams at BOK Financial. Our custom Conscious Inclusion Toolkit provides an opportunity for all employees to focus on inclusion through strategies, activities, and resources that deepen their knowledge and skills around inclusive conversations. We also partner with LinkedIn Learning® to ensure all employees across the Company have equal access to development opportunities, including two custom on demand learning paths focused on DEI concepts, and over 3,000 on demand DEI courses available as of December 2023.

Recent
Recognition:     In 2020, BOK Financial joined the CEO Action Pledge for Diversity and Inclusion, the largest CEO-driven business commitment to advancing diversity and inclusion in the workplace.

The Company also became one of the first employers to take the Mayor’s Pay Equity Pledge, a voluntary employer-led initiative created in participation with the Mayor’s Commission on the Status of Women with a goal of closing the gender pay gap in Tulsa.

BOK Financial was recognized as a 2021, 2022 and 2023 Top Inclusive Workplace by Mosaic, the Tulsa Regional Chamber’s diversity business council.

In 2022 and 2023, the Company was recognized by DiversityInc® as one of the nation’s top regional companies for diversity and inclusion.

In 2021, 2022 and 2023, the Company received the Veteran Employer Champion award which recognizes employers creating veteran-ready cultures by hitting
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benchmarks including hiring and recruiting, onboarding and community support of veterans.

In 2022, the Company was recognized by the Points of Light The Civic 50 Initiative as one of the most community-minded companies in Colorado.

In 2023, Bank of Texas was recognized by The Best Place for Working Parents® as one of the Best Places for Working Parents in Texas.

In 2023, Bank of Texas participated in the One Houston Together Regional Equity and Inclusion Assessment conducted by the Greater Houston Partnership.

Supply Chain

Another focal point of our social awareness and policies is to ensure we have an inclusive supply chain comprised of diverse vendors, representing minorities, women, veterans, LGBTQ and small businesses. Our goal is to support diverse businesses and promote innovation, creating economic impact by uplifting the communities where those businesses are located through job creation, increased wages and tax revenues. We are continuously working towards a goal of increasing our spend with small businesses and minority owned vendors and suppliers.

Governance

“Be known for unwavering integrity” is a core value of BOK Financial and is central to how we mitigate and manage risk. Our corporate ethics and governance reflect the Company’s focus on accountability and drive our three-part vision of valuing our employees, customers, and communities we serve. Our governance structure, thoughtful policies and active engagement with our employees underscore our commitment to this principal. We keep ethics and governance in focus through regular training and attestations of our employees. Our employees are annually trained on and attest to the Company’s Standards of Conduct. In addition, we annually train our employees on compliance management requirements, BSA/AML (Bank Secrecy Act/Anti-Money Laundering) processes, physical security, risk culture and internal controls, risk reporting and awareness, and information security awareness. Annually, our directors attest to and the Audit Committee approves the Code of Ethics. Further, we have the following policies and practices to ensure that our Company’s ethics are adhered to: Standards of Conduct, Whistleblower Policy, Anti-Money Laundering Policy, Data Privacy and Security, and Customer Privacy.

The Company’s Board of Directors is a diverse group of strong leaders with executive experience that aligns with our organization’s business strategy. Summary biographies for our board members and senior management can be found beginning on pages 11 and 29, respectively, of this Proxy Statement. Our Board of Directors oversees the Company’s overall strategic and reputational risks and regularly reviews the Company’s credit, liquidity and operations, as well as the risks associated with each. Committees of our Board of Directors focus on specific areas, as described on pages 22 through 24 of this Proxy Statement.

We also comply with a systematic risk management program. The Company’s Chief Risk Officer is responsible for enterprise-wide risk management, information security and ensuring the Company’s compliance with government regulations. Annually, the Executive Leadership Team defines a strategic plan and establishes growth priorities that are consistent with the Company’s purpose, values, core competencies and risk appetite. The strategic plan objectives are cascaded to all employees and business units, and functional and employee goals are managed to the overall strategic plan. Every employee is accountable for speaking up and escalating concerns to management regarding compliance with regulations, policies, proscribed processes or ethical standards. In addition, the Risk Committee of
BOK Financial Corporation | 64

the Board of Directors meets regularly with key risk management personnel, and the Audit Committee receives regular reports from the Company’s independent auditor.

Cybersecurity

BOK Financial is committed to safeguarding Company and client information with a stringent program encompassing policies, processes, procedures, and organizational structures that are continuously monitored, reviewed and improved upon. The Company’s Chief Information Security Officer ("CISO") provides quarterly information security updates to the Company’s executive-level Risk Council and Risk Committee of the Board of Directors on the Company’s cybersecurity program, policies and controls; efforts to improve security; and responses to cybersecurity events. Annually, the CISO meets with the Risk Committee of the Board of Directors to communicate the Board's responsibilities for cybersecurity and privacy, as well as the cybersecurity program’s strategy for addressing emerging risks and regulatory requirements. The Company’s cybersecurity program implements security controls aligned with ISO 27001:2013 standard and the National Institute of Standards and Technology Cybersecurity Framework. For more discussion on the Company's cybersecurity program, policies and controls, see page 21 of the Company's Annual Report on Form 10-K.
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RELATED PARTY TRANSACTION REVIEW AND APPROVAL POLICY

The Company has a written related party transaction policy, approved by the Audit Committee, which requires that all related party transactions reportable pursuant to SEC regulation S-K, Item 404(a) must be submitted to the Chief Financial Officer (“CFO”) for review. The Audit Committee conducts appropriate review and oversight of non-credit related party transactions for potential conflict of interest situations in accordance with NASDAQ Rule 5630(a), and the Credit Committee reviews and oversees related party credit transactions.

The related-party transaction must be intended for the benefit of the Company and made on terms no less favorable than those terms for unrelated persons. The CFO must also consider whether the transaction is occurring at arm’s length and the impact of the related party transaction on financial statement accounting and disclosure.

If the CFO determines that the transaction would be material, he must present the details and his conclusion to the Chairman of the Audit Committee. The Chairman of the Audit Committee will submit the related party transaction to the Audit Committee for approval based upon the same criteria as considered by the CFO, in addition to such criteria as may be deemed relevant by the members.

The Company annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. The Company’s Office of General Counsel reviews all transactions disclosed in the officer and director questionnaires and discusses any transactions not previously identified with the CFO and verifies compliance with independence requirements under NASDAQ Rule 5605.

CERTAIN TRANSACTIONS

Certain principal shareholders, directors of the Company and their associates were customers of and had loan transactions with BOK Financial or its subsidiaries during 2023. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

The Company does not have any practices or policies regarding hedging by employees, officers or directors to hedge or offset any decrease in the market value of equity securities granted as compensation, or held directly or indirectly by the employee, officer or director; and such transactions are generally permitted. The Company has an Insider Trading Policy that governs the timing of transactions by insiders in Company stock or derivatives thereof.

Certain related parties are customers of the Company for services other than loans, including consumer banking, corporate banking, risk management, wealth management, brokerage and trading, or fiduciary/trust services. The Company engages in transactions with related parties in the ordinary course of business and in compliance with applicable regulation.

BOKF, NA leases office space in the Copper Oaks and Lewis Center facilities located in Tulsa, Oklahoma, which are owned by Mr. Kaiser and affiliates. Lease payments for both facilities totaled approximately $717 thousand in 2023.

BOK Financial Corporation | 66

QuikTrip Corporation has entered into a fee sharing agreement with TransFund, BOKF’s automated teller machine ("ATM") network (“TransFund”), respecting transactions completed at TransFund ATMs placed in QuikTrip locations. In 2023, the Company paid QuikTrip approximately $11.4 million pursuant to this agreement. Mr. Cadieux and related interests have entered into interest rate derivative contracts with the Company. As of December 31, 2023, the total fair value of these contracts was an unrealized gain of $1,454,636 from the perspective of Mr. Cadieux and his related parties. Mr. Cadieux, a BOK Financial director, is Chief Executive Officer, Chairman, and a significant shareholder of QuikTrip Corporation.

In August 2021, Griffin Communications, LLC entered into additional interest rate hedges with the Company. On December 31, 2023, the total fair value of these and previously executed interest rate hedges was an unrealized gain of $3,508,781 from Griffin Communication, LLC's perspective. David Griffin, a BOK Financial director, is President and Chief Executive Officer of Griffin Communications, LLC.

SECTION 16(a) REPORTS

Based upon a review of the filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors, executive officers, and owners of more than ten percent of our common shares, complied during fiscal year 2023 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

PROPOSALS OF SHAREHOLDERS FOR 2025 ANNUAL MEETING

The Board of Directors will consider proposals of shareholders intended to be presented for action at the 2025 Annual Meeting of Shareholders. According to rules of the Securities and Exchange Commission, such proposals are required to be included in the Company's Proxy Statement only if they are received in a timely manner and if such proposal complies with applicable requirements and conditions established by the SEC, including Rule 14a-8 of the Exchange Act. For a shareholder proposal to be included in the Company's Proxy Statement for the Company’s 2025 Annual Shareholders' Meeting, a written proposal complying with the requirements of Rule 14a-8 must be received by the Company’s Secretary no later than November 21, 2024. A shareholder that intends to present business at the Company’s 2025 Annual Meeting other than pursuant to Rule 14a-8, and which will not be included in the Company’s Proxy Statement, must provide the written proposal to the Company’s Secretary no later than February 4, 2025. A proposal received after February 4, 2025 will be considered untimely.

If the Company’s 2025 Annual Meeting is held on a date that is not within thirty days of April 30, 2025, the anniversary date of this year’s Annual Meeting, the Company will inform shareholders of such change and the deadlines for submission of shareholder proposals.

All shareholder proposals must be received by our Secretary at BOK Financial Corporation, Bank of Oklahoma Tower, Tulsa, Oklahoma 74172, Attention: Secretary, by the applicable dates specified above.

We encourage shareholders that are considering submitting a shareholder proposal to contact us beforehand at the Secretary address above to allow for a constructive discussion of any concerns and for additional information about our practices or policies.

Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company’s Secretary that complies with Rule 14a-19 under the Exchange Act by March 1, 2025.

BOK Financial Corporation | 67

ELIMINATION OF DUPLICATE PROXIES

Under SEC rules, a single package of notices may be sent to any household at which two or more shareholders reside if they appear to be members of the same family unless contrary instructions have been received. Each shareholder continues to receive a separate notice within the package. This procedure, referred to as "householding," reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. BOK Financial will deliver promptly, upon written or oral request, a separate copy of the proxy materials to any shareholder at a shared address to which a single copy was delivered. Shareholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same phone number or mailing address.

OTHER MATTERS

Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to in this proxy statement. If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.

THE COMPANY MAKES AVAILABLE ITS PERIODIC AND CURRENT REPORTS, FREE OF CHARGE, ON ITS WEB SITE AS SOON AS REASONABLY PRACTICABLE AFTER SUCH MATERIAL IS ELECTRONICALLY FILED WITH, OR FURNISHED TO, THE SEC AT HTTP://WWW.BOKF.COM.

COPIES OF THE ANNUAL REPORT ON FORM 10-K AND OTHER DISCLOSURE STATEMENTS FOR BOK FINANCIAL CORPORATION MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CHIEF FINANCIAL OFFICER, BOK FINANCIAL CORPORATION, P. O. BOX 2300, TULSA, OKLAHOMA 74192, OR THROUGH THE INTERNET AT WWW.EMATERIALS.COM/BOKF OR VIA E-MAIL TO HWORLEY@BOKF.COM.

BOK Financial Corporation | 68

BOK FINANCIAL

BOK FINANCIAL CORPORATION
P. O. BOX 2300
TULSA, OK 74192
ATTN: KATHY ANDERSON

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 29, 2024 for shares held directly and by 11:59 P.M. Eastern Time on April 28, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BOKF2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 29, 2024 for shares held directly and by 11:59 P.M. Eastern Time on April 28, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37024-P05727

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOK FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Alan S. Armstrong
02) Steven Bangert
03) Chester E. Cadieux, III
04) John W. Coffey
05) Joseph W. Craft, III
06) David F. Griffin
07) E. Carey Joullian, IV
08) George B. Kaiser
09) Stacy C. Kymes
10) Stanley A. Lybarger
11) Steven J. Malcolm
12) Emmet C. Richards
13) Claudia San Pedro
14) Kayse M. Shrum
15) Peggy I. Simmons
16) Michael C. Turpen
17) Rose Washington-Jones

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as BOK Financial Corporation's independent auditors for the fiscal year ending December 31, 2024.	▢	▢	▢
3. Advisory approval of the compensation of the Company's named executive officers as disclosed in the Proxy Statement.	▢	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BOK Financial Corporation | 69

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V37025-P05727

BOK FINANCIAL CORPORATION
Annual Meeting of Shareholders
April 30, 2024 2:30 PM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Frederic Dorwart and Tamara Sloan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BOK FINANCIAL CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:30 PM, CDT on April 30, 2024, at www.virtualshareholdermeeting.com/BOKF2024 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted in accordance with the Board of Directors' recommendations unless you are voting shares held in the BOK Financial Thrift Plan (the "Plan"), in which case, if no direction is given for shares held in the Plan, such shares will be voted by the Trustee of the Plan in the same ratio as those shares credited to the accounts of the Plan members who give instructions to the Trustee.

Continued and to be signed on reverse side

BOK Financial Corporation | 70

Your **Vote** Counts!

BOK FINANCIAL CORPORATION

2024 Annual Meeting

Vote by April 29, 2024 11:59 PM ET. For shares held in a Plan, vote by April 28, 2024 11:59 PM ET.

BOK FINANCIAL

BOK FINANCIAL CORPORATION
P.O. BOX 2300
TULSA, OK 74192
ATTN: KATHY ANDERSON

V37043-P05727

You invested in BOK FINANCIAL CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 30, 2024.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 16, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

April 30, 2024
2:30 PM CDT

Virtually at:
www.virtualshareholdermeeting.com/BOKF2024

*Please check the meeting materials for any special requirements for meeting attendance.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Alan S. Armstrong 02) Steven Bangert 03) Chester E. Cadieux, III 04) John W. Coffey 05) Joseph W. Craft, III 06) David F. Griffin 07) E. Carey Joullian, IV 08) George B. Kaiser 09) Stacy C. Kymes 10) Stanley A. Lybarger 11) Steven J. Malcolm 12) Emmet C. Richards 13) Claudia San Pedro 14) Kayse M. Shrum 15) Peggy I. Simmons 16) Michael C. Turpen 17) Rose Washington-Jones	For
2.	Ratification of the selection of Ernst & Young LLP as BOK Financial Corporation's independent auditors for the fiscal year ending December 31, 2024.	For
3.	Advisory approval of the compensation of the Company's named executive officers as disclosed in the Proxy Statement.	For

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V37044-P05727

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